As filed with the Securities and Exchange Commission on March 16, 2011

File No. 333-172334

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LONE OAK ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1708 Dominion Centre
43-59 Queen’s Road East
Wanchai, Hong Kong
852-2851-0260

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Berke Bakay
4975 Preston Park Boulevard, Suite 775W
Plano, Texas 75093
(972) 985-2190

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 19th Floor New York, New York 10174 (212) 818-8000 (212) 818-888 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $0.001 par value, and one Warrant(2)	4,600,000 Units	$8.00	$36,800,000	$4,272.48
Ordinary Shares included as part of the Units	4,600,000 Shares	—	—	—	(3)
Warrants included as part of the Units	4,600,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	4,600,000 Shares	$5.00	$23,000,000	$2,670.30
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	400,000 Units	$8.80	$3,520,000	$408.67
Ordinary Shares included as part of the Representative’s Units(4)	400,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	400,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	400,000 Shares	$5.00	$2,000,000	$232.20
Total			$65,320,100.00	$7,583.66	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 600,000 Units and 600,000 Ordinary Shares and 600,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, MARCH 16, 2011

$32,000,000

LONE OAK ACQUISITION CORPORATION

4,000,000 Units

Lone Oak Acquisition Corporation is an exempted company organized under the laws of the Cayman Islands. We are a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating business or businesses through contractual arrangements. Our search for a target business is not limited to a particular geographic region or industry. If we do not consummate an initial business combination by __________, 2012 [eighteen months from the closing of this offering] , or by _________, 2013 [twenty-four months from the closing of this offering] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to _________, 2012 [eighteen months from the closing of this offering] but are unable to consummate a business combination in that time, we will distribute the proceeds held in the trust account (described below) to our public shareholders.

This is the initial public offering of our units. Each unit that we are offering has a price of $8.00 and consists of one ordinary share, par value $0.001, and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $5.00. Each warrant will become exercisable on the later of (i) __________, 2012 [one year from the closing of this offering] and (ii) the consummation of a business combination and will expire on the earlier of (i) three years from the date on which a business combination is completed, (ii) the liquidation of the trust account if we have not completed a business combination within the required time periods or (iii) earlier upon redemption.

Certain of our initial shareholders have committed to purchase 6,600,000 warrants at a price of $0.35 per warrant, for an aggregate purchase price of $2,310,000, in a private placement that will occur simultaneously with the closing of this offering. We refer to these warrants as the insider warrants. All of the proceeds we receive from the purchase of the insider warrants will be placed in the trust fund described below. The insider warrants will be identical to the warrants being offered by this prospectus except that the insider warrants are non-redeemable and may be exercised on a cashless basis, so long as such warrants are held by these individuals or their affiliates. The initial shareholders have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 600,000 units (over and above the 4,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, Inc., for $100, as additional compensation, an option to purchase up to a total of 400,000 units at a price of $8.80 per unit. The units issuable upon exercise of this purchase option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

We have also engaged EarlyBirdCapital, Inc., on a non-exclusive basis, to act as our advisor and investment banker in connection with our initial business combination to provide us with assistance in negotiating and structuring the terms of our initial business combination. We will pay the representative a cash fee for such services upon the consummation of our initial business combination as described elsewhere in this prospectus. We anticipate that EarlyBirdCapital, Inc.’s services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf, including EarlyBirdCapital, Inc.), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

There is presently no public market for our units, ordinary shares or warrants. The units will be quoted on the OTC Bulletin Board under the symbol [•] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be quoted on the OTC Bulletin Board under the symbols [•] and [•], respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board. We do not currently intend to list our securities on any foreign exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.28	$7.72
Total	$32,000,000	$1,120,000	$30,880,000

(1)	Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

$30,330,000 of the net proceeds from this offering, plus the additional aggregate $2,310,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $32,640,000 (or approximately $8.16 per unit sold to the public in this offering), will be deposited into a trust account at Citibank (Hong Kong) Limited, maintained by Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account upon our failure to consummate a business combination within the required time period (which may not occur until __________, 2013 [twenty-four months from the closing of this offering]).

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc. acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about _________, 2011.

EarlyBirdCapital, Inc.

_____, 2011

LONE OAK ACQUISITION CORPORATION

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our” or “our company” refer to Lone Oak Acquisition Corporation;
•	“initial shareholders” refers to all of our shareholders prior to this offering, including all of our officers and directors;
•	“initial shares” refers to the 1,150,000 ordinary shares currently held by our initial shareholders;
•	“insider warrants” refers to the 6,600,000 warrants we are selling privately to certain of our initial shareholders simultaneously with the consummation of this offering;
•	references to “US$” or ”$” refer to the legal currency of the United States;
•	references to “KYD” refer to the legal currency of the Cayman Islands;
•	“Companies Law” refers to the Companies Law (Revised) of the Cayman Islands;
•	the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in this public offering or in the aftermarket), including any of our initial shareholders to the extent that they purchase such shares; and
•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

Overview

We are a blank check company organized under the laws of the Cayman Islands on June 17, 2010 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government.

We were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. Our search for a target business is not limited to any industry or geographic location.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Effecting a Business Combination

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their ordinary shares for cash in connection with our initial business combination.

We will proceed with a business combination only if public shareholders owning less than 84.7% of the total number of shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.7% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount and we are not able to locate an alternative source of finding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to wait the full 18 months (or 24 months from the closing of this offering if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to redeem their shares for a pro rata portion of the trust account.

In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Public shareholders who elect to tender their shares in connection with the tender offer will be entitled to receive a pro rata share of the trust account (initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full). The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting shareholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed not to tender their shares in such tender offer.

If we have not completed a business combination by ________, 2012 [eighteen months from the closing of this offering] or by __________, 2013 [twenty-four months from the closing of this offering] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering], we will liquidate the trust account and distribute the proceeds held therein to our public shareholders.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (typically meaning more than 50% of the voting securities of the target business). If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

In order to consummate a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue such debt or equity securities or to incur such debt and we currently have no plan to do so.

We are a company organized under the laws of the Cayman Islands, and substantially all of our assets will be located outside of the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Therefore, investors may face difficulties in protecting their interests, and their ability in protecting their rights through the U.S. federal courts may be limited. Please refer to the section entitled “Risk Factors — Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited” for more information.

Private Placements

In June 2010, our initial shareholders purchased an aggregate of 1,150,000 of our ordinary shares for an aggregate purchase price of $25,000, or approximately $0.02 per share. We refer to these shares as the “initial shares” throughout this prospectus. The 1,150,000 initial shares include an aggregate of 150,000 shares subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our initial shareholders will own 20% of our issued and outstanding ordinary shares after this offering (excluding any units or ordinary shares that they may purchase in or after this offering).

Additionally, certain of our initial shareholders have committed to purchase 6,600,000 warrants at $0.35 per warrant (for an aggregate purchase price of $2,310,000) simultaneously with the consummation of this offering. We refer to these warrants as the “insider warrants” throughout this prospectus.

The terms and restrictions of the initial shares and the insider warrants are described in more detail throughout this prospectus.

Our principal executive offices are located at Room 1708 Dominion Centre, 43-59 Queen’s Road East, Wanchai, Hong Kong and our telephone number is 852-2851-0260.

THE OFFERING

In making your investment decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we have as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 21 of this prospectus.

Securities offered
4,000,000 units, at $8.00 per unit, each unit consisting of one ordinary share, par value $0.001, and one warrant.
Trading commencement and separation of ordinary shares and warrants
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to, however, our filing a Report of Foreign Private Issuer on Form 6-K, or Form 6-K, with the Securities and Exchange Commission, or SEC, described below and issuing a press release announcing when such separate trading will begin.
We will file a Form 6-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K or a new Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
The units will continue to trade along with the ordinary shares and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.
Warrants being purchased by certain of our insiders
6,600,000 insider warrants at a purchase price of $0.35 per warrant (for a total purchase price of approximately $2,310,000) will be sold to our initial shareholders pursuant to letter agreements among us and such purchasers. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of the registration statement of which this prospectus forms a part. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by these purchasers or their affiliates. The initial shareholders have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. In the event of a liquidation of the trust account prior to our initial business combination, the insider warrants will expire and be worthless.
Ordinary shares:

Number outstanding before this offering
1,150,000 shares(1)
Number to be outstanding after this offering
5,000,000 shares(2)
(1) This number includes an aggregate of 150,000 ordinary shares that are subject to forfeiture by our initial shareholders if the over-allotment option is not exercised by the underwriters.
(2) Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares have been forfeited by our initial shareholders.
Warrants:

Number outstanding before this offering
0 warrants
Number to be sold to certain of our insiders
6,600,000 warrants
Number to be outstanding after this offering and sale to insiders
10,600,000 warrants
Exercisability
Each warrant is exercisable for one ordinary share.
Exercise price
$5.00. The public warrants will be exercisable for cash only if we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if we have not filed with the SEC a registration statement covering the ordinary shares issuable upon exercise of the warrants by the 12-month anniversary of the consummation of our initial business combination, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available.
Exercise period
The warrants (including the insider warrants) will become exercisable upon the later of (i) _________, 2011 [one year after the closing of this offering] and (ii) the consummation of a business combination with a target business. However, the public warrants will only be exercisable if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire on the earlier of (i) 5:00 p.m., New York City time, on the three-year anniversary of the consummation of our business combination, (ii) the liquidation of the trust account if we have not completed a business combination within the required time periods and (iii) their redemption.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital, Inc.):
• in whole and not in part,
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

   •

if, and only if, the last sales price of our ordinary shares equals or exceeds $10.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

   •

if, and only if, there is a current registration statement in effect (and a prospectus is available for use) with respect to the ordinary shares underlying such warrants at least five business days prior to our notice of redemption and for the entire 30-day notice period referred to above (including the date of redemption).

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $10.50 trigger price or the $5.00 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Proposed OTC Bulletin Board symbols for our:
Units
[•]
Ordinary shares
[•]
Warrants
[•]
Offering proceeds to be held in trust
$30,330,000 of the net proceeds of this offering, plus the $2,310,000 we will receive from the sale of the insider warrants, for an aggregate of $32,640,000 or $8.16 per unit sold to the public in this offering, will be placed in a trust account at Citibank (Hong Kong) Limited, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account if we have not completed a business combination within the required time periods. Therefore, except as provided in the next paragraph, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there will be released to us from the trust account (i) amounts necessary to purchase up to 50% of the shares sold in this offering if the public shares trade at a price at or below $7.75 per share, as described in more detail below, (ii) any interest earned on the funds in the trust account that we need to pay our tax obligations and (iii) any remaining interest that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $250,000).
None of the warrants may be exercised until after the consummation of a business combination and, therefore, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid by us or a target business to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

   •

repayment at the closing of this offering of a $150,000 non-interest bearing loan made by BBS Capital Fund, LP, an entity of which Berke Bakay, our Executive Chairman, is an affiliate, and Hauser Holdings, LLC, an entity of which Richard Hauser, our Special Advisor, is an affiliate;

   •

payment of an aggregate of $7,500 per month to BBS Capital Fund, LP, an affiliate of Berke Bakay, our Executive Chairman, and Rampant Dragon, LLC, one of our shareholders, for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods; and

   •

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.
Amended and Restated Memorandum and Articles of Association
The Companies Law permits a company domiciled in the Cayman Islands to amend its Amended and Restated Memorandum and Articles of Association with the approval of the holders of a special majority (at least two-thirds) of such company’s outstanding ordinary shares. A company may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its Amended and Restated

Memorandum and Articles of Association regardless of whether its Amended and Restated Memorandum and Articles of Association provides otherwise. Accordingly, although we could amend the provisions relating to our proposed offering, structure and business plan which are contained in Section 156 of our Amended and Restated Memorandum and Articles of Association, we view these provisions as obligations to our shareholders and will not take any action to amend or waive these provisions.
Our Amended and Restated Memorandum and Articles of Association also provides that we will liquidate the trust account and distribute the funds included therein to our shareholders if we do not consummate our business combination by __________, 2012 [eighteen months from the closing of this offering], or __________, 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering].
Effecting a business combination
Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.
We will proceed with a business combination only if public shareholders owning less than 84.7% of the total number of shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.7% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount and we are not able to locate an alternative source of finding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to wait the full 18 months (or 24 months from the closing of this offering if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to redeem their shares for a pro rata portion of the trust account.
In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public shareholders who elect to tender their shares in connection with the tender offer will be entitled to receive a pro rata share of the trust account (initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full). The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting shareholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed not to tender their shares in such tender offer.
Shareholder vote to approve a business combination in certain circumstances
If we seek a shareholder vote for any reason, no public shareholder, whether acting singly or with any affiliate or other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted, without our prior written consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, all shares sold in this offering beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public shareholder (or shareholders if they are acting in concert or as a group) in excess of 10% (the “Excess Shares”) shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will remain outstanding following the consummation of such business combination in the name of the public shareholder(s). We believe this restriction will prevent shareholders from accumulating large blocks of shares before a vote held to approve a proposed business combination and attempting to force us to purchase their shares at a significant premium to the then current market price or provide them with some other form of inducement in exchange for their agreement to vote in favor of the proposed business combination. By limiting a shareholder’s ability to vote with respect to no more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.
In connection with a vote required for any business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares acquired in this offering or in the aftermarket, in favor of such proposed business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
If we seek a shareholder vote on a business combination, we will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 84.7% of the total number of shares sold in this offering exercise their redemption rights described below (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding), regardless of whether they are voting for or against the proposed business combination (provided that a quorum is in attendance at the meeting, in person or by proxy). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

Additionally, if holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek redemption of their shares for cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of such business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (i) the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and (ii) that holders of fewer than 84.7% of the total number of shares sold in this offering demand redemption of their shares into cash (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding), regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares to be purchased pursuant to such arrangements would be voted in favor of the proposed business combination by the holders and then sold to us at the closing of the transaction and immediately cancelled. The funds in our trust account that are so used will not be available to us after the consummation of the business combination and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions would still be in our remaining shareholders’ best interests because the transaction would be able to be completed when such remaining shareholders favored the transaction.
Acquisition using contractual arrangements
We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are jurisdictions in which direct foreign investment in certain industries is restricted (for example, in the People’s Republic of China, direct foreign investment in the telecommunications services and online commerce industries is restricted). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.
Permitted purchases of shares and restrictions on certain transactions
Pursuant to our Amended and Restated Memorandum and Articles of Association, if the public shares trade at a price at or below $7.75 per share, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (2,000,000 shares, or 2,300,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce the initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the public shares to be purchased by us at $7.75 per share during the purchase period until the maximum number of shares have been purchased. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18). All shares purchased by us pursuant to the foregoing will be immediately cancelled.
The foregoing may have the effect of making it easier for us to complete our initial business combination because the redemption threshold will remain constant at a percentage of the shares sold in this offering even if we purchase ordinary shares in the open market. As a result, the redemption threshold will effectively represent a greater percentage of the number of outstanding shares that may be redeemed to the extent we make any such purchases. Additionally, there would be fewer shares outstanding following such purchases and therefore, the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $7.75 per share and $7.75 per share is less than the $8.16 per share we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek redemption will receive a pro rata share of the difference between $8.16 per share and the purchase price we paid for the shares we purchase in such open market transactions. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.
Redemption rights
Our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their stock for cash in connection with a business combination.
We will proceed with a business combination only if public shareholders owning less than 84.7% of the total number of shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.7% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount and we are not able to locate an alternative source of finding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to wait the full 18 months (or 24 months from the closing of this offering if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to redeem their shares for a pro rata portion of the trust account.

In order to redeem the public shares for cash upon the consummation of a business combination we will initiate a tender offer by filing tender offer documents with the SEC. Public shareholders who elect to tender their shares in connection with such tender offer will be entitled to sell their shares to us for a pro rata share of the trust account (initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full). Our initial shareholders have agreed to not tender their shares in such tender offer.
Our initial business combination will not be completed if 84.7% (or 86.7% if the over-allotment option is exercised in full) or more of the public shareholders seek redemption of their ordinary shares (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding).
We view the right to seek redemption as an obligation to our shareholders and will not take any action to amend or waive this provision in our Amended and Restated Memorandum and Articles of Association. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”
Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the initial business combination is to occur. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the business combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).
If the initial business combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to redeem their ordinary shares. In such case, we will promptly return such certificates to the public shareholder.

Liquidation of trust account if no business combination
As described above, if we fail to consummate a business combination by __________, 2012 [eighteen months from the closing of this offering] or __________, 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering], it will trigger the automatic liquidation of the trust account.
If we have not consummated a business combination within the required time periods, public shareholders shall be entitled to receive a pro rata share of the trust account (which aggregate amount is initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full).
The amount in the trust account (less $4,000 representing the aggregate nominal par value of the shares of our public shareholders) under the Cayman Companies Law will be treated as share premium which is distributable under the Cayman Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest not previously released to us) (subject to our provision for creditors) shortly following the expiration of the 14 day period required by our board to assess the amounts owed to our creditors. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.

Our initial shareholders have contractually agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $8.16 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, our initial shareholders would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of our initial shareholders to pay such claim would be if the party executed a valid and binding waiver agreement enforceable under law. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Furthermore, as our board cannot waive these indemnification obligations, because it would be a breach of their fiduciary obligations, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of our initial shareholders, as such individuals are residents of jurisdictions other than the Cayman Islands, we may have difficulty enforcing our rights under such agreements. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate the trust account because we have not completed a business combination within the required time periods, will not be less than approximately $8.16.
Our initial shareholders have waived their rights to participate in any liquidation distribution from the trust account with respect to their initial shares. We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.
Survival after liquidation of trust account
As discussed above, in the event that we fail to consummate a business combination by _________, 2012 [eighteen months from the closing of this offering] or _________, 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering]., we will liquidate the trust account. Following such liquidation, each shareholder, including our initial shareholders, shall retain their shares and continue to be our shareholder. We will continue in existence as a public shell company and, subject to the provisions of our Amended and Restated Memorandum and Articles of Association, our management will have broad discretion to determine the future of our business, if any. In addition, as substantially all of our assets will have been distributed pursuant to the liquidation of our trust account, unless we obtain third-party financing, the surviving public shell company will have limited, or no, financial resources to pursue a new business.
Escrow of initial shares
On the date of this prospectus, all of our initial shareholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (A) pledges to secure the obligations incurred in connection with purchases of our securities, (B) private sales of the shares placed in the escrow account made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (C) transfers to (i) our officer’s and directors, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of an initial shareholder’s immediate family or to a trust, the beneficiary of which is an initial shareholder or a member of an initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, or (vi) to us for cancellation in connection with the consummation of a business combination, in each case, other than clause (B) and (C)(vi), where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period. 50% of these shares will not be released from escrow until six months after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. The remaining 50% of these shares will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. Our initial shareholders have agreed that up to a maximum of 150,000 of the initial shares will be forfeited by them if the underwriters’

over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 20% of the outstanding ordinary shares after this offering. Our initial shareholders have agreed that they will not transfer or sell any of their initial shares until 30 days after the registration statement covering the resale of the securities underlying the purchase option we will be issuing to EarlyBirdCapital (or its designees) in connection with this offering is declared effective by the SEC.

Risks

We are an exempted company organized under the laws of the Cayman Islands. We have not conducted any operations nor have we generated any revenues. Until we complete a business combination, if ever, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our officers and directors, but also the special risks we face as a blank check company, including:

•	reliance on our management’s ability to choose an appropriate target business, conduct due diligence or monitor due diligence conducted by others and negotiate a favorable price; and
•	existing and possible conflicts of interest of our directors and officers described under “Management — Conflicts of Interest” below.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” Additionally, our initial security holders’ initial equity investment is $885,000 below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	October 4, 2010
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(152,878)	$32,901,412
Total assets	261,752	32,901,412
Total liabilities	250,440	—
Value of ordinary shares which may be redeemed for cash	—	27,646,072
Shareholders’ equity	11,312	5,255,340

(1)	Includes $2,310,000 we will receive from the sale of the insider warrants.

The “as adjusted” information gives effect to the sale of the units we are offering, the insider warrants, and the underwriter’s purchase option, including the application of the related gross proceeds and the payment of the estimated remaining expenses of this offering.

The “as adjusted” working capital and total assets amounts include the $32,640,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $32,640,000 of net proceeds from the offering, including $2,310,000 of proceeds from the private placement of the insider warrants, together with all accrued interest earned thereon, less (i) any amounts released to us to purchase our ordinary shares, (ii) any amounts of interest earned on the funds in the trust account that may be released to us to pay our tax obligations and (iii) any amounts of interest earned on the funds in the trust account that may be released to us to pay our expenses and other working capital requirements, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We may effect a business combination only if public shareholders owning less than 84.7% (or 86.7% if the over-allotment option is exercised in full) of the 4,000,000 ordinary shares sold in this offering (or 4,600,000 ordinary shares if the over-allotment option is exercised in full) exercise their redemption rights (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to one share less than 84.7% (or 86.7% if the over-allotment option is exercised in full) of the ordinary shares sold in this offering, or 3,387,999 ordinary shares (3,988,199 if the underwriters exercise their over-allotment option in full) at a per share price of approximately $8.16 per share ($8.10 per share in the event the over-allotment option is exercised in full) for approximately $27,646,072 in the aggregate (or approximately $32,314,816 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $8.16 per public share, or $8.10 per share in the event the over-allotment option is exercised in full), as of the date two business days prior to the proposed consummation of our initial business combination, divided by the number of ordinary shares included in the units sold in this offering. While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all of the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated with Our Proposed Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

We may not be able to complete a business combination within the required time frame, in which case we would be forced to liquidate the trust account and our public shareholders may receive less than $8.16 and our warrants will expire worthless.

If we are unable to complete a business combination within eighteen months (or twenty-four months if the period to consummate our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months) from the closing of this offering and are forced to liquidate the trust account, the per-share liquidation distribution may be less than $8.16 (or $8.10 if the over-allotment option is exercised in full), because of any claims that may be made against the trust account. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public shareholders could be forced to wait up to 24 months before receiving liquidation distributions.

We have 18 months from the closing of this offering (or 24 months from the closing of this offering if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public shareholders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until or after such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from the rules promulgated by the SEC to protect investors of blank check companies such as Rule 419 of the rules and regulations promulgated under the Securities Act, or Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement with a target business having a fair value or net assets equal to at least 80% of the offering and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we can complete a business combination with a target business having a fair value or net assets equal to or less than 80% of the offering proceeds, we will be entitled to withdraw interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Unlike other blank check companies, we allow up to one share less than 84.7% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check companies, and very little money remaining in trust for the post-transaction company.

Each public shareholder (other than the initial shareholders) will have the right to have his, her or its ordinary shares redeemed for cash if the initial business combination is approved and consummated. We will consummate the initial business combination only if public shareholders owning one share less than 84.7% (or 86.7% if the over-allotment option is exercised in full) or less of the shares sold in this offering have exercised redemption rights on a cumulative basis (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.” In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial business combination. Therefore, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business in the face of strong shareholder dissent, and we have reduced the likelihood that a small group of investors holding a large block of our ordinary shares will stop us from completing a business combination that is otherwise favored by our public shareholders. Depending on the number of public shares that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination.

The liquidity of our securities in the open market may be reduced.

Pursuant to our Amended and Restated Memorandum and Articles of Association, if the public shares trade at a price at or below $7.75 per share, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (2,000,000 shares, or 2,300,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the date on which we announce the initial business combination. Additionally, we may redeem up to one share less than 84.7% (or 86.7% if the over-allotment option is exercised in full) of the ordinary shares issued in our initial public offering (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.” Purchases or redemptions of our shares would result in significantly fewer public shares issued and outstanding and which would in turn significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

Because we are incorporated under the laws of the Cayman Islands and because some of our directors and officers reside outside of the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 50,000,000 ordinary shares, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 33,600,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary and preferred shares, to complete a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination.

We will permit our shareholders to redeem their shares by means of a tender offer, and are not required to seek a shareholder vote in connection with the business combination. The decision as to whether we will seek shareholder approval of a proposed business combination will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights in connection with our initial business combination.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business may be limited to exercising your redemption rights in connection with our initial business combination.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. Since we will initially only have $250,000 available outside of the trust account, we will be reliant on interest earned on funds held in trust for our working capital. Interest rates on permissible investments have ranged from [•]% to [•]% over the last several months. While we are entitled to have released to us for working capital purposes certain interest earned on the funds in the trust account (any amounts in the trust account in excess of $8.16 per public share, or $8.10 per public share in the event the over-allotment option is exercised in full), a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to liquidate. Our initial shareholders are under no obligation to advance funds in such circumstances. If sufficient interest is not earned from funds held in the trust account and we are unable to find alternative financing, we will not have sufficient capital to consummate a business combination.

We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that amounts not held in the trust account, together with the interest income on the funds in the trust account (any amounts in the trust account in excess of $8.16 per public share, or $8.10 per public share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or if the amounts not held in the trust account are insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our initial shareholders, officers, directors or third parties. None of our initial shareholders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required liquidate prior to consummating our initial business combination.

Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to remain shareholders of our company and wait the full 18 months (or 24 months if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to redeem their shares for a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

Furthermore, in the event that public shareholders must wait until our liquidation they may not receive a full pro rata portion of the trust account to the extent that third party creditors have a claim to such funds. See “Proposed Business — Effecting a Business Combination — Subsequent Liquidation of Trust Account if No Business Combination.”

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that public shareholders representing 84.7% or more of our shares issued in this offering opt to have us redeem their shares for a pro rata share of the trust account (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.” Any such event will result us having fewer resources for subsequent attempts to locate and acquire or merge with another business.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $8.16.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination and distribute the proceeds held therein to our public shareholders, our initial shareholders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced below $8.16 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account may be less than $8.16 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return $8.00 to our public shareholders.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Amended and Restated Memorandum and Articles of Association provide that we will liquidate the trust account eighteen months from the closing of this offering, or twenty-four months if the period to complete our business combination has been extended, if a business combination has not been consummated by such time. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such liquidation. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within the required time periods, upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our initial shareholders have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced below $8.16 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of KYD15,000 (US$18,000) and to imprisonment for five years in the Cayman Islands.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants for cash.

Holders of our warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares and, even in the case of a cashless exercise which is permitted in certain circumstances, such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will only be able to exercise their warrants on a cashless basis and then, only if such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available. We may not be able to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants due to a lack of current financial information and/or insufficient resources to file a current prospectus and relating to the ordinary shares issuable upon exercise of the warrants.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon exercise of the warrant and the holder will be precluded from exercising of the warrant. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

We may amend the terms of the warrants that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company as warrant agent and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants (including the 6,600,000 warrants being sold to certain of our insiders in a private placement that will occur simultaneously with the closing of this offering), in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if a majority of the holders approve of such amendment.

Following the business combination we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Baris Merzeci, our Chief Executive Officer and Can Ayindoglu, our Chief Financial Officer. None of these individuals has been or currently is a principal of, or affiliated or associated with, a blank check company. Accordingly, they may have more difficulty than a more experienced management team in successfully effect a business combination.

Our assessment of individuals we engage after a business combination may not prove to be correct.

Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

If we decide to complete a business combination with a target business outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have sufficient knowledge relating to the target or its industry to make an informed decision regarding a business combination.

If we complete a business combination with a target business outside of the expertise of our officers and directors, our officers and directors may not have sufficient experience to address the risks frequently encountered by such a company. In addition, we may have to rely on the experience of third-party consultants and/or individuals that we engage after a business combination. Our assessment of these individuals may not prove to be correct. In addition, if we hire a third-party to assist us with running the business after a business combination, it will increase our costs of doing business.

We may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

If we consummate a business combination with a company that is financially unstable or in its early stages of development or growth, it will be difficult for us to predict our future operating results. A company in the early stages of development will have a limited operating history from which we will be able to evaluate their business, financial results and prospects. In addition, such a company may not be able to achieve or exceed their revenues and net income from prior years.

We may seek to acquire a privately-held company for which there is little public information available.

We may seek to consummate a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and our stock price may decline.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. Please refer to the section entitled “Management — Directors and Executive Officers” for a more detailed discussion of the business activities of our officers and directors.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Furthermore, the officer or director who determines to present the target to another entity may not be held liable to us under Cayman Islands law. Please refer to the section entitled “Management — Conflicts of Interest” for a more detailed discussion of these potential conflicts of interest.

All of our officers and directors own ordinary shares issued prior to the offering and will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own our ordinary shares that were issued prior to this offering. Additionally, they are purchasing insider warrants simultaneously with the consummation of this offering. Such individuals have waived their right to redeem their initial shares or any other shares purchased in this offering or thereafter, or to receive distributions with respect to their initial shares upon the liquidation of the trust account if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely that we will be able to acquire only a single business with the funds in trust. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Unlike other similarly structured blank check companies, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, if the public shares trade at a price at or below $7.75 per share, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (2,000,000 shares, or 2,300,000 shares if the over allotment is exercised in full), as described in this prospectus. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 Plan will require us to maintain a limit order for the public shares to be purchased by us at $7.75 per share during the purchase period until the maximum number of shares have been purchased. As there would be fewer shares outstanding following such purchases, the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. The foregoing may have the effect of making it easier for us to complete our initial business combination. Furthermore, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may be required to seek additional financing in order to complete the business combination. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we purchase up to the maximum number of shares we may purchase using trust fund proceeds and a significant number of holders exercise their redemption rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

In connection with a proposed business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its shares redeemed for cash equal to a pro rata share of the trust account (which amount is initially anticipated to be approximately $8.16 per share, or $8.10 per share in the event the over-allotment option is exercised in full).

Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

If we hold a shareholder vote to approve a proposed business combination, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from exercising voting rights with respect to more than 10% of the shares sold in this offering.

Pursuant to our Amended and Restated Memorandum and Articles of Association, in the event that we seek shareholder approval of a proposed business combination, no public shareholder, whether acting singly or with any affiliate or other person acting in concert or as a “group,” shall be permitted, without our prior written consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, you will be restricted from exercising voting rights with respect to any Excess Shares and such Excess Shares will remain outstanding following consummation of such business combination. We cannot assure you that the value of such Excess Shares will appreciate over time following a business combination or that the market price of our ordinary shares will exceed the per-share redemption price.

If we hold a shareholder vote in connection with a business combination, we may use funds in our trust account to purchase, directly or indirectly, shares from holders thereof who have indicated an intention to vote against such proposed business combination, in the event such a vote is held, and/or redeem their shares.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination, in the event such a vote is held, and/or seek redemption of their shares into cash, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination, in the event such a vote is held, and/or that holders of fewer than 84.7% (or 86.7% if the over-allotment option is exercised in full) of the total number of shares sold in this offering demand redemption of their shares into cash where it appears that such requirements would otherwise not be met (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources are relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition,

•	the redemption of ordinary shares held by our public shareholders into cash may reduce the resources available to us to fund our initial business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, if, and only if, a vote is held to approve a business combination and a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Additionally, if we purchase shares sold in this offering as indicated elsewhere in this prospectus, such 20% block could represent as much as 33.3% depending on the number of shares we ultimately purchase. In connection with any vote to approve a proposed business combination, if any, our initial shareholders have agreed to vote any shares they own in favor of our proposed business combination.

We are not required to hold an annual meeting of shareholders to elect new directors prior to the consummation of an initial business combination, and, accordingly, you may not be able to exercise your voting rights under corporate law prior to the consummation of our business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no requirement under the Companies Law for a Cayman Islands company to hold annual or general meetings or elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, nor are there any remedies available to shareholders in the event that we do not hold such a meeting or election. As a result, it is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered'' board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination. We anticipate that we would hold our first annual meeting on or prior to the first anniversary of the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.02 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 59% or $4.74 per share (the difference between the pro forma net tangible book value per share $3.26, and the initial offering price of $8.00 per unit). This is because investors in this offering will be contributing approximately 99.92% of the total amount paid to us for our outstanding ordinary shares after this offering but will only own 80% of our outstanding ordinary shares. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants and option may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 4,000,000 ordinary shares as part of the units offered by this prospectus and the insider warrants to purchase 6,600,000 ordinary shares. We will also issue an option to purchase 400,000 units to the representative of the underwriters which, if exercised, will result in the issuance of 400,000 shares and 400,000 warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our ordinary shares equals or exceeds $10.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. If we call the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require holders to exercise their warrants on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our initial shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. 50% of the initial shares will not be released from escrow until six months after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. The remaining 50% of these shares will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying ordinary shares at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 1,000,000 ordinary shares (or 1,150,000 ordinary shares if the underwriters exercise the over-allotment option in full) and 6,600,000 warrants (as well as 6,600,000 ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act, because the proceeds held in trust must be invested by the trustee only in cash or United States treasuries. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We may not obtain an opinion from an unaffiliated third party as to the fairness of the transaction to our shareholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public shareholders from a financial point of view unless we seek to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our public shareholders will be relying solely on the judgment of our board of directors.

Our executive officers’, directors’ and initial shareholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public shareholders’ best interest.

Unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial shareholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, if any, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

The representative of the underwriters in this offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

EarlyBirdCapital, Inc., the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. However, in order for our securities to be quoted on the OTC Bulletin Board (which they must be in order for us to consummate this offering), we are required to have at least one broker-dealer make a market in our securities. Murphy & Durieu, L.P. has submitted an application to FINRA to make a market in our securities, and we currently expect it to make a market in our securities. However, the fact that EarlyBirdCapital, Inc. will not act as a market maker for our securities may adversely impact the liquidity of our securities, as compared to blank check companies where the underwriter does make a market in the securities.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results with which to compare them.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We may qualify as a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption price per share is greater than an investor’s initial tax basis in our ordinary shares.

Although we intend to take a contrary position, if our ordinary shares are not viewed as participating in our corporate growth (i.e. our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to a business combination, there is a risk that an investor’s entitlement to receive payments upon exercise of the investor’s redemption right in excess of the investor’s initial tax basis in our ordinary shares (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants or units.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the ordinary shares and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorable and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the stock held by the public shareholders. In addition, we will not have an independent audit committee. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $910,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed by a state administrator, it would further restrict your ability to engage in resale transactions with respect to our securities in the state in which the offering were disallowed, thereby limiting the jurisdictions in which you could engage in resale transactions. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the company has, among other things, an accumulated deficit and no revenues from operations. The report of Marcum LLP, our independent registered public accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

If we deviate in our actions from the disclosure contained in this prospectus, investors may not ultimately receive the same benefits from this offering that they originally anticipated receiving.

Following completion of their initial public offerings, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their initial business combinations, such as by modifying their charters and governing instruments. While we do not anticipate deviating from the disclosure contained in this prospectus, we may do so. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units he acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

Our search for a target business is not limited to a particular geographical region. If we acquire a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	laws governing the manner in which future business combinations may be effected;
•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

If we are unable to adequately address these additional risks, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we acquire a target business located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or remedies may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We do not intend to pay any cash dividends in the future.

We do not intend to pay any cash dividends in the future. As a result, any gains on your investment in our securities will depend on the appreciation in value of our securities. If our securities fail to increase in value, you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	expectations regarding the involvement of our management following our initial business combination;
•	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the private placement of the insider warrants and this offering, we will have sufficient funds to operate for the next 18 months, or 24 months pursuant to the automatic period extension, assuming that our initial business combination is not consummated during that time;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for shares;
•	our public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$32,000,000		$36,800,000
From private placement	2,310,000		2,310,000
Total gross proceeds	$34,310,000		$39,110,000
Offering expenses(1)
Underwriting discount payable at closing (3.5% of gross proceeds from offering)	$1,120,000	(2)	$1,288,000	(2)
Legal fees and expenses (including blue sky services and expenses)	200,000		200,000
Printing and engraving expenses	50,000		50,000
Accounting fees and expenses	27,500		27,500
FINRA filing fee	7,032		7,032
SEC registration fee	4,658		4,658
Miscellaneous expenses	10,810		10,810
Total Offering Expenses	$1,420,000		$1,588,000
Net Proceeds
Total held in trust	$32,640,000		$37,272,000
Not held in trust	250,000		250,000
Total net proceeds	$32,890,000		$37,522,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)

	Amount	Percentage
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$50,000	15%
Fees for office space, administrative services and secretarial support	135,000	40%
Due diligence of prospective target businesses by officers, directors and initial shareholders	25,000	7%
Legal and accounting fees relating to SEC reporting obligations	25,000	7%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	106,392	31%
Total	$341,392	100%

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been paid from the funds we received from BBS Capital Fund, LP and Hauser Holdings, LLC described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants.
(3)	The amount of proceeds not held in trust will remain constant at $250,000 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account will be available to us to pay for our tax obligations and our working capital requirements. We anticipate having approximately $91,392 of interest (after payment of taxes owed on such interest income) available to us.

The estimated interest earned on funds held in the trust account is based on what believe to be a conservative interest rate of 0.14% per annum following this offering generated from the funds which will be invested principally in treasuries having a maturity of 180 days or less. During the six month period ended March 10, 2011, U.S. treasuries with six month maturities were yielding approximately 0.14% per annum. The 0.14% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds we expect to be available to us immediately following the offering.

In addition to the offering of units by this prospectus, our initial shareholders have committed to purchase the insider warrants (for an aggregate purchase price of $2,310,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$32,640,000, or $37,272,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $2,310,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Citibank (Hong Kong) Limited maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in trust will be invested only in United States treasuries having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (i) any amounts released to us to purchase our ordinary shares as described below, (ii) interest income earned on the funds in trust released to us to pay our income or other tax obligations and (iii) interest income earned on the funds in trust released to us for our working capital requirements, the funds held in trust will not be released from the trust account until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account if we have not completed a business combination within the required time period. If the public shares trade at a price at or below $7.75 per share, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (2,000,000 shares, or 2,300,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the closing of this offering and ending on the date on which we announce an initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. A 10b5-1 plan is an investment plan that permits a publicly traded company and/or its officers, directors and other insiders to arrange for future transactions in their company’s securities that can be completed even though nonpublic information later becomes available. The 10b5-1 plan will require us to maintain a limit order for the public shares to be purchased by us at $7.75 per share during the purchase period until the maximum number of shares have been purchased. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18). The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

In addition, we have agreed to pay EarlyBirdCapital, Inc. a cash fee equal to $1,120,000 upon consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business).

We have agreed to pay to BBS Capital Fund, LP and Rampant Dragon, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account. BBS Capital Fund, LLC is an affiliate of Berke Bakay, our Executive Chairman. Rampant Dragon, LLC is one of our shareholders. This arrangement was agreed to by BBS Capital Fund, LP and Rampant Dragon, LLC for our benefit and is not intended to provide BBS Capital Fund, LP or Rampant Dragon, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by BBS Capital Fund, LP and Rampant Dragon, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time period, we will cease paying these monthly fees.

Other than this $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, initial shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial shareholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $250,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the excess working capital available for miscellaneous expenses for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the cash fee equal to $1,120,000 payable to EarlyBirdCapital upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

BBS Capital Fund, LP, an entity with which Berke Bakay, our executive Chairman, is affiliated, and Hauser Holdings LLC, an entity with which Richard Hauser, our Special Advisor, is affiliated, have advanced to us an aggregate of $150,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of the liquidation of the trust account, if that public shareholder redeems such shares for cash in connection with a business combination which we consummate or if that public shareholder sells his shares to us as described elsewhere in this prospectus. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At October 4, 2010, our net tangible book value was a deficiency of $152,878, or approximately $(0.15) per share. After giving effect to the sale of 4,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at October 4, 2010 would have been $5,255,340 or $3.26 per share, representing an immediate increase in net tangible book value of $3.41 per share to the initial shareholders and an immediate dilution of 59% per share or $4.74 to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $27,646,072 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public shareholders (but not our initial shareholders) may result in the redemption for cash of up to one share less than 84.7% of the aggregate number of the shares sold in this offering that sought redemption (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	(0.15)
Increase attributable to new investors and private sales	3.41
Pro forma net tangible book value after this offering		3.26
Dilution to new investors		4.74
Percentage of dilution to new investors		59%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial Shareholders	1,000,000	(1)	20.0%	$25,000	00.08%	$0.02
New Investors	4,000,000		80.0%	$32,000,000	99.92%	$8.00
	5,000,000		100.0%	$32,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(152,878)
Proceeds from this offering and private placement	32,890,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	164,190
Plus: Proceeds from the sale of option to the underwriters	100
Less: Proceeds held in trust subject to redemption for cash ($8.16 × 3,387,999)(1)	$(27,646,072)
$5,255,340
Denominator:
Ordinary shares outstanding prior to this offering(1)	1,000,000
Ordinary shares included in the units offered	4,000,000
Less: Shares subject to redemption (one share less than 4,000,000 × 84.7%)	(3,387,999)
1,612,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at October 4, 2010 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	October 4, 2010
	Actual	As Adjusted(1)
		(Unaudited)
Notes payable to shareholders	$150,000	—
Ordinary Shares, $0.001 par value, -0- and 3,387,999 shares which are subject to possible redemption, shares at redemption value	—	$27,646,072
Shareholders’ equity:
Ordinary Shares, $0.001 par value, 50,000,000 shares authorized; 1,150,000 shares issued and outstanding; 1,612,001 shares issued and outstanding (excluding 3,387,999 shares subject to possible redemption), as adjusted	1,150	1,612
Additional paid-in capital	23,850	5,267,416
Deficit accumulated during the development stage	(13,688)	(13,688)
Total shareholders’ equity:	11,312	5,255,340
Total capitalization	$172,624	$32,901,412

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 150,000 ordinary shares have been forfeited by our initial shareholders as a result thereof.

Any public shareholder will have the right to redeem such shareholder’s shares for a pro rata share of the trust account (which amount is initially anticipated to be approximately $8.16 per share, or $8.10 if the over-allotment option is exercised in full).

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on June 17, 2010 to serve as a vehicle to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. Our search for a target business is not limited to a particular geographic region or industry. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Immediately after this offering, we will begin paying aggregate monthly fees of $7,500 to BBS Capital Fund, LP and Rampant Dragon, LLC for general and administrative services and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $300,000 and underwriting discounts of $1,120,000, or $1,288,000 if the over-allotment option is exercised in full, will be approximately $32,890,000, or $37,522,000 if the underwriters’ over-allotment option is exercised in full. Accordingly, $30,330,000, or $35,212,000 if the over-allotment option is exercised in full, plus the $2,310,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $250,000 in either event will not be held in trust. We expect that the funds in the trust fund will generate approximately an aggregate of $91,392 in interest over the 24 months available for a business combination. We have assumed a 0.14% per annum interest rate because following this offering, the funds held in the trust account will be invested in United States treasuries having a maturity of 180 days or less. During the six month period ended March 10, 2011, U.S. treasuries with six month maturities were yielding approximately 0.14% per annum. The 0.14% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a cash fee equal to $1,120,000 payable to EarlyBirdCapital upon consummation of an initial business combination for acting as our non-exclusive investment banker for structuring and negotiating our business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $250,000 of net proceeds not held in the trust account plus the interest of approximately $91,392 earned on the funds held in the trust account that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$50,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$25,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;
•	$25,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$210,840 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums; and
•	$135,000 representing the $7,500 per month fee for office space, administrative services and secretarial support.

Pursuant to our Amended and Restated Memorandum and Articles of Association, if the public shares trade at a price at or below $7.75 per share, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (2,000,000 shares, or 2,300,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce the initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the public shares to be purchased by us at $7.75 per share during the purchase period until the maximum number of shares have been purchased. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under Exchange Act (although the purchases may not actually be effected under Rule 10b-18). All shares purchased by us pursuant to the foregoing will be immediately cancelled. If we make such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing, as discussed below.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Certain of our initial shareholders have committed to purchase an aggregate of 6,600,000 warrants at $0.35 per warrant (for a total purchase price of $2,310,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe the purchase price of the insider warrants is greater than the fair value of such warrants.

Working Capital Loan

As of the date of this prospectus, BBS Capital Fund, LP, an entity with which Berke Bakay, our Executive Chairman, is affiliated, and Hauser Holdings LLC, an entity with which Richard Hauser, our Special Advisor, is affiliated, advanced an aggregate of $150,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the private placement of insider warrants, including amounts in the trust account, will be invested in U.S. treasuries having a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations

As of October 4, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

PROPOSED BUSINESS

Introduction

We are an exempted company organized under the laws of the Cayman Islands on June 17, 2010. We are a blank check company formed for the purpose of acquiring, through merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating business or businesses through contractual arrangements. Our search for a target business is not limited to a particular geographic region or industry.

Our management team, consultants and advisors represent a mix of entrepreneurs and investment and financial professionals with extensive operating and transactional experience. We believe that the combination of their backgrounds and networks will provide us with access to unique opportunities to effect a transaction. However, if we decide to complete a business combination with a target business that operates in a field outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

Use of Contractual Arrangements

The governments of certain jurisdictions have restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The governments of these jurisdictions may apply these restrictions in other industries in the future. In certain jurisdictions, however, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by residents of the jurisdiction of the target company whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in the jurisdiction of the target company which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	Us, or our designee, with an exclusive option to purchase all or part of the equity interests in the target company owned by the residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by regulations of the target company’s jurisdiction.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under law and regulation of the target company’s jurisdiction. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under law of the jurisdiction of the target company, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by the law of the jurisdiction of the target company and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in such jurisdiction. Accordingly, these contracts would be interpreted in accordance with the laws of the target company’s jurisdiction and any disputes would be resolved in accordance with such jurisdiction’s legal procedures. Uncertainties in the legal system of the target company’s jurisdiction could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their ordinary shares for cash in connection with our initial business combination.

We will proceed with a business combination only if public shareholders owning less than 84.7% of the total number of shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.7% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount and we are not able to locate an alternative source of finding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to wait the full 18 months (or 24 months from the closing of this offering if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to redeem their shares for a pro rata portion of the trust account.

In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public shareholders who elect to tender their shares in connection with the tender offer will be entitled to receive a pro rata share of the trust account (initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full). The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting shareholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed not to tender their shares in such tender offer.

Shareholder approval of a business combination would normally only be required where the business combination involved (a) a statutory merger of our company with another company or (b) a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, (c) amendments to our memorandum and articles of association, (d) a change in the par value of our shares or (e) a change in the amount of our authorized share capital. A merger of a wholly-owned subsidiary of our company with another company would not normally require shareholders approval under our Amended and Restated Memorandum and Articles of Association or the Companies Law.

Under the Companies Law:

º	a statutory merger would require approval by (a) a shareholder resolution by majority in number representing seventy-five percent in value of the shareholders voting together as one class; and (b) if the shares to be issued to each shareholder in the consolidated or surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class;
º	a scheme of arrangement would require approval by a majority in number representing seventy-five percent. in value of the members or class of members present and voting either in person or by proxy at the meeting convened to consider the same. It is also subject to subsequent approval by the grand Court in the Cayman Islands;
º	amendments to the memorandum and articles of association would require a special resolution, being one passed by a majority of not less than two-thirds (or such greater number as specified in the articles of association) of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since this prospectus is publicly available and know that we are searching for target businesses. Our officers and directors, as well as their affiliates and network of entrepreneurs, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts. If we become aware of a potential business combination outside of the industries which our officers and directors have their most extensive experience, it is more likely that they would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Additionally, we do not anticipate (i) acquiring an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our officers or directors or (iii) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business. However, if we determine to enter into such a transaction, we are required to obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged EarlyBirdCapital, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. In consideration for these services, we will pay EarlyBirdCapital a cash fee at the closing of our business combination of $1,120,000.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of the execution of a definitive agreement for such business combination, as discussed above. Although this process may entail the simultaneous acquisitions of several operating businesses at the same time we expect that, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business due to the complications associated with acquiring multiple businesses, as discussed further below. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is likely that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for business combinations

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain shareholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to redeem for cash the ordinary shares held by public shareholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically liquidate.

Shareholder vote to approve a business combination in certain circumstances

If we seek a shareholder vote for any reason, no public shareholder, whether acting singly or with any affiliate or other person acting in concert or as a “group,” shall be permitted, without our prior written consent, to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, all Excess Shares beneficially owned by a public shareholder (or shareholders if they are acting in concert or as a group) shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will remain outstanding following the consummation of such business combination in the name of the public shareholder(s). We believe this restriction will prevent shareholders from accumulating large blocks of shares before a vote held to approve a proposed business combination and attempt to force us to purchase their shares at a significant premium to the then current market price or provide them with some other form of inducement in exchange for their agreement to vote in favor of the proposed business combination. By limiting a shareholder’s ability to vote with respect to no more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders. Our initial shareholders have agreed to vote all shares owned by them in favor of the business combination.

We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 84.7% of the total number of shares sold in this offering properly exercise their redemption rights, regardless of whether they are voting for or against the proposed business combination (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.” If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek redemption of their shares for cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than 84.7% of the shares sold in this offering demand redemption of their shares for cash where it appears that such requirements would otherwise not be met. All shares purchased pursuant to such arrangements would be voted in favor of the proposed business combination by the holders and then sold to us at the closing of the transaction and immediately cancelled. No such arrangements currently exist.

Permitted Purchases of our Securities

Prior to the consummation of a business combination, if the public shares trade at a price at or below $7.75 per share, there will be released to us from the trust account amounts necessary to purchase up to 50% of the shares sold in this offering (2,000,000 shares, or 2,300,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement of which this prospectus forms a part and ending on the date on which we announce the initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior to the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the public shares to be purchased by us at $7.75 per share during the purchase period until the maximum number of shares have been purchased. It is intended that purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases may not actually be effected under Rule 10b-18). All shares purchased by us will be immediately cancelled. We determined the $7.75 per share limit for the 10b5-1 plan based on the fact that that price represents a discount of approximately 5% of the initial per Unit amount ($8.16) being held in the trust account. We believe that repurchases of our ordinary shares in the open market at this price would be beneficial to our remaining shareholders who do not offer their shares for sale at that price as the repurchase would be accretive to us on a book value per share basis. In addition, we believe that purchasers of our shares below this 5% discount level would most likely be “yield-oriented” investors that would likely redeem their shares for cash in connection with the Company’s business combination. Our repurchase of shares in the open market at this 5% discount level will allow us to retain the incremental amount of cash that otherwise would be payable to such “yield-oriented” investor, as well as making it more likely that a business combination will be consummated.

The foregoing may have the effect of making it easier for us to complete our initial business combination because the redemption threshold will remain constant at a percentage of the shares sold in this offering even if we purchase ordinary shares in the open market. As a result, the redemption threshold will effectively represent a greater percentage of the number of outstanding shares that may be redeemed to the extent we make any such purchases. Additionally, there would be fewer shares outstanding following such purchases and therefore the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $7.75 per share and $7.75 per share is less than the $8.16 per share we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek redemption, either in connection with a business combination or a pre-business combination tender offer, will receive a pro rata share of the difference between $8.16 per share and the purchase price we paid for the shares we purchase in such open market transactions. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.

Redemption Rights

We will proceed with a business combination only if public shareholders owning less than 84.7% of the total number of shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.7% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled

“Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount and we are not able to locate an alternative source of finding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public shareholders may have to wait the full 18 months (or 24 months from the closing of this offering if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to redeem their shares for a pro rata portion of the trust account.

In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate a tender offer by filing tender offer documents with the SEC. Public shareholders who elect to tender their shares in connection with such tender offer will be entitled to redeem their shares for a pro rata share of the trust account (initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full). Our initial shareholders have agreed to not tender their shares in such tender offer.

Our initial business combination will not be completed if public shareholders owning 84.7% or more of the total number of shares sold in this offering seek redemption of their ordinary shares (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

Any request for redemption, once made, may be withdrawn at any time up to the business day prior to the consummation of our proposed business combination, unless the tender offer materials specify a different date. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically) so long as it is prior to the date specified in the tender offer materials. It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public shareholders who redeem their stock still have the right to exercise any warrants they still hold.

If the initial business combination is not approved or completed for any reason, then public shareholders who elected to exercise their redemption rights would not be entitled to redeem their ordinary shares. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder.

Subsequent Liquidation of Trust Account if No Business Combination

Our Amended and Restated Memorandum and Articles of Association provides that we will liquidate the trust account and distribute the proceeds therein to our shareholders if we do not consummate our business combination by _________, 2012 [eighteen months from the closing of this offering] or _________, 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering]. We view this provision requiring the liquidation of the trust account by _________, 2012 [eighteen months from the closing of this offering] or ________, 2013 [twenty-four months from the closing of this offering] if we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to retain the amounts in trust for a longer period of time. We anticipate notifying the trustee of the trust account to begin liquidating the trust account as promptly as possible and anticipate it will take no more than 10 business days to effectuate the distribution of the assets thereof to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (subject to our obligations under Cayman Islands law to provide for claims of creditors). Our initial shareholders have waived their rights to participate in any liquidation distribution from the trust account with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidating the trust account from our remaining assets outside of the trust fund. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be equal to a pro rata share of the trust account (which amount is initially anticipated to be approximately $8.16 per share, or $8.10 per share if the over-allotment option is exercised in full).

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Each of our initial shareholders have contractually agreed that if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $8.16 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, our initial shareholders would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of our initial shareholders to pay such claim would be if the party executed a valid and binding waiver agreement enforceable under law. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so. Furthermore, if they refused to satisfy their obligations, we would be required to bring a claim against him to enforce our indemnification rights. Furthermore, as our board cannot waive these indemnification obligations because it would be a breach of their fiduciary obligations, if they refused to satisfy their obligations, we would be required to bring a claim against them to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of our initial shareholders, as such individuals are residents of jurisdictions other than the Cayman Islands, we may have difficulty enforcing our rights under such agreements. Therefore, the actual per-share liquidation price could be less than $8.16, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event that we fail to consummate a business combination by ________, 2012 [eighteen months from the closing of this offering] or ________, 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering], if they sell their shares back to us as described elsewhere in this prospectus or if they properly redeem their respective shares for cash upon consummation of a business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction by [•], 2012 [eighteen months from the closing of this offering] or [•], 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering], upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our initial shareholders have contractually agreed that if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $8.16 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $8.16.

Survival After Liquidation of Trust Account

As discussed above, in the event that we fail to consummate a business combination by _________, 2012 [eighteen months from the closing of this offering] or _________, 2013 [twenty-four months from the closing of this offering] if the period to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering], we will distribute the funds held in the trust account. Following such distribution, each shareholder, including our initial shareholders, shall retain their shares and continue to be our shareholder. We will continue in existence as a public shell company and, subject to the provisions of our Amended and Restated Memorandum and Articles of Association, our management will have broad discretion to determine the future of our business, if any. In addition, as substantially all of our assets will have been distributed pursuant to the liquidation of our trust account, unless we obtain third-party financing, the surviving public shell company will have limited, or no, financial resources to pursue a new business.

Competition

In identifying, evaluating and selecting a target business, we may encounter competition from other entities having a business objective similar to ours. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. We will only have access to approximately $32 million in our trust account to consummate a business combination. Accordingly, if we locate a target business that is valued at substantially more than $32 million and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction. There is no assurance that such financing will be available to us on terms acceptable to us or at all. Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. Furthermore, our ability to issue our securities in connection with any business combination would allow us to complete a business combination with a much larger target business. The following also may not be viewed favorably by certain target businesses:

•	our obligation to redeem for cash ordinary shares held by our public shareholders to such holders that exercise their redemption rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at Room 1708 Dominion Centre, 43-59 Queen’s Road East, Wanchai, Hong Kong. The cost for this space will be included in the aggregate $7,500 per month fee described above that BBS Capital Fund, LP and Rampant Dragon, LLC will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have failed to complete a business combination within the required time periods. BBS Capital Fund, LP is an affiliate of Berke Bakay, our Executive Chairman. Rampant Dragon, LLC is one of our shareholders. We believe, based on rents and fees for similar services in Hong Kong, that the fees that will be charged by BBS Capital Fund, LP and Rampant Dragon, LLC are at least as favorable to us as we could have obtained from unaffiliated persons. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our business) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 15 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon the earlier of our consummation of an initial business combination or the liquidation of the trust account, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and will file Form 6-Ks complying with those rules and regulations; however, we cannot assure you that the SEC will review any Form 6-Ks we file.

We will provide shareholders with audited financial statements of the prospective target business as part of the prospectus/proxy solicitation sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards for potential targets that have previously kept their accounts in accordance with GAAP of the PRC. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2011 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business in Greater China that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 6-K, including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$30,330,000 of the net offering proceeds plus the $2,310,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Citibank (Hong Kong) Limited, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$27,792,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$30,330,000 of net offering proceeds plus the $2,310,000 we will receive from the sale of the insider warrants held in trust will only be invested in cash or in United States treasuries.	Proceeds could be invested only in cash or specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	There is no limitation on the fair value or net assets of the target business with which we may complete a business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Form 6-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K, information indicating if EarlyBirdCapital, Inc. has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of the closing of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	In connection with a proposed business combination we will be required to allow shareholders to redeem their ordinary shares. At the time of a business combination we will prepare tender offer materials, and a shareholder following the procedures described in such document will be given the right to cause us to redeem his, her or its shares for cash (subject to the limitations described elsewhere in this prospectus). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds except upon the liquidation of the trust account.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our Amended and Restated Memorandum and Articles of Association, we will be required to liquidate the trust account 18 months from the closing of this offering (or 24 months if the period to complete our business combination has been extended) unless we have completed a business combination within this time period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and the liquidation of the trust account upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) amounts necessary to purchase up to 50% of the shares sold in this offering, (ii) any interest earned on funds in the trust account that we may need to pay our tax obligations and (iii) any remaining interest earned on funds in the trust account that we may need for our working capital requirements that may be released to us from the interest earned on the funds in the trust account, the funds held in the trust account will not be released until the earlier of the completion of a business combination and the liquidation of the trust account upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Berke Bakay	32	Executive Chairman of the Board of Directors
Baris Merzeci	36	Chief Executive Officer and Director
Can Aydinoglu	35	Chief Financial Officer and Director

Below is a summary of the business experience of each of our executive officers and directors.

Berke Bakay has been the Executive Chairman of our board of directors since inception. Mr. Bakay founded BBS Capital Management, LP, a Texas limited partnership that serves as the investment manager to the BBS Capital Fund, LP, in January 2008 and has served as its managing member since its formation. BBS Capital Fund, LP currently focuses its investments mainly in the United States and the People’s Republic of China in the consumer discretionary, education and media industries. Prior to forming BBS Capital Management, LP, Mr. Bakay was the co-founder and co-portfolio manager of Patara Capital, L.P., an investment management firm based in Dallas, Texas from January 2006 through December 2007. From May 2005 through January 2006, Mr. Bakay was an equity analyst at Southwest Securities, Inc., a subsidiary of SWS Group, Inc. (NYSE: SWS), a financial services company, where he covered the specialty retail industry. Mr. Bakay currently serves on the board of directors of Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar. Mr. Bakay graduated from Boston College, Carroll School of Management with a Bachelor of Science in finance and from Boston College, Carroll School of Management with a Master of Science in Finance.

Baris Merzeci has been our Chief Executive Officer and a director since inception. Mr. Merzeci founded YB Gayrimenkul Danismanlik Hizmetleri Ltd., a real estate investment firm that focuses its investments mainly in Instanbul, Turkey, in September 2010 and has served as its Senior Officer since its formation. From September 2008 through September 2010, Mr. Merzeci was self-employed, conducting project-based initiatives and managing his personal financial portfolio through investments in financial, commodity and money market accounts. From October 2006 through September 2008, Mr. Merzeci was the Financial Controller and Integration Manager of the Planning and Finance department of Liberty Sigorta, a Turkish subsidiary of Liberty Mutual Holding Company Inc., a diversified global insurer (“Liberty Sigorta”). From September 2003 through October 2006, Mr. Merzeci served as a Senior Business Analyst in the Communication Services department of Liberty Mutual Group. Mr. Merzeci graduated from Bilkent University with a Bachelor of Arts degree in economics. He also graduated from Boston College, Carroll Graduate School of Management with a Master of Business Administration and a Master of Science in Finance.

Can Aydinoglu has been our Chief Financial Officer and a director since inception. Since August 2005, Mr. Aydinoglu has been a partner and vice-chairman of the board of directors of Yuvatas Insaat San. Tic. A.S., a real estate development firm. In addition, Mr. Aydinoglu has served as a member of the board of directors of Besyildiz Yuvatas Insaat San. Tic. Ltd. Sti., a real estate development firm, since March 2007. From 2002 through 2004, Mr. Aydinoglu attended graduate school. From 2000 to 2002, Mr. Aydinoglu worked for Fidelity Investments as a consultant to various divisions and subsidiaries of Fidelity Investments, including its Institutional Brokerage Group, Charitable Gift Fund and RM Access, a fully owned-risk management subsidiary of Fidelity Capital. Mr. Aydinoglu graduated from Bogazici University with a Bachelor of Arts degree in political science and international relations. He also graduated from Babson College, Olin Graduate School of Business with a Master’s Degree in Business Administration, from Boston College, Carroll Graduate School of Management with a Master of Science in Finance and from Massachusetts Institute of Technology, Center for Real Estate with a Master of Science in Real Estate Development.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of [•], will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of [•] will expire at the second annual meeting. The term of office of the third class of directors, consisting of [•] will expire at the third annual meeting. Pursuant to our memorandum and articles of association, the number of directors that shall constitute our board has been fixed at three. This provision in our memorandum and articles of association may not be amended by shareholders prior to the consummation of our initial business combination except upon approval by the holders of at least [•]% of the outstanding ordinary shares.

Our directors and officers will play a key role in identifying, evaluating, and selecting target business, and structuring, negotiating and consummating our initial business combination. Except as described above and under “— Conflicts of Interest,” none of these individuals has been or currently is a principal of or affiliated with any public company or blank check or special purpose acquisition company. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure that they will, in fact, be able to do so.

Advisory Board

In addition to our board of directors, we have established an advisory board. Our Advisory Board is comprised of individuals who have the background and experience to assist us in evaluating our business strategies and development. Our special advisors will not participate in managing our operations. We have no formal arrangement or agreement with these individuals to provide services to us and accordingly, they have no contractual or fiduciary obligations to present business opportunities to us. We expect that members of the Advisory Board will provide advice, insight, contacts and other assistance to us based on their extensive industry experience and involvement in areas of activity that are strategic to us. In addition to individual meetings or phone conferences with members of the Advisory Board, we intend to conduct bi-annual meetings with the Advisory Board to discuss our strategy and industry trends.

The following is a brief summary of the background of each member of our Advisory Board. There are no family relationships among any of the advisors and our officers or directors.

Richard J. Hauser has served as a member of our advisory board since our inception. Mr. Hauser has served as a director of Kona Grill, Inc. (NASDAQ: KONA) since December 2004. Mr. Hauser serves as the President and owner of Capital Real Estate, Inc., a commercial real estate development company based in Minneapolis, Minnesota, which he founded in 2001. In addition, Mr. Hauser is the Manager and owner of Net Lease Development, LLC, which is a controlled operating company under Capital Real Estate, Inc., as well as a member and managing partner of several other partnerships formed for real estate and related ventures. Prior to founding Capital Real Estate, Inc. and Net Lease Development, LLC, Mr. Hauser served as a partner with Reliance Development Company, LLC from 1992 to 2001, where he was responsible for the management, development, and sale of retail properties. Mr. Hauser has a strong executive background in commercial real estate and finance, with extensive experience in business operations and strategic planning.

William B. Heyn has served as a member of our advisory board since our inception. From 2001 to the present, Mr. Heyn has been a Managing Director with Tritaurian Capital, Incorporated, a FINRA registered broker-dealer, and its predecessor companies. Since 2007, Mr. Heyn has been President and Chief Compliance Officer for Tritaurian Capital, Incorporated. Tritaurian Capital serves small and middle market companies with investment banking, specialty financing and mergers and acquisitions advisory. Additionally, Mr. Heyn is a Managing Partner of Tritaurian Resources, Incorporated an international commodities broker and advisory firm. From 2004 to the present, Mr. Heyn has been a partner in E. J. McKay & Co., Inc., an international investment bank based in Shanghai. Prior to 2001, Mr. Heyn held various investment banking positions in the financial industry including in the Investment Banking Division of Merrill Lynch, the Mergers and Acquisitions Group of J. P. Morgan and the Corporate Finance Department of Morgan Stanley. Mr. Heyn was an advisor to CS China Acquisition Corp., a Specified Purpose Acquisition Corporation that subsequently merged with a target in China to form Asia Entertainment & Resources Ltd., which is listed on the NASDAQ Stock Market (NASDAQ: AERL). Mr. Heyn was an advisor to China Unistone Acquisition Corp., a Specified

Purpose Acquisition Corporation that subsequently merged with a target in China to form Yucheng Technologies Limited, which is listed on the Nasdaq Capital Market (NASDAQ: YTEC). Mr. Heyn received a B.A. from Yale University with majors in history and political science and currently holds Series 7, 24, 63 and 79 securities licenses. Mr. Heyn is also a Special Advisor to S.E. Asia Emerging Market Co., Ltd., a specified purpose acquisition corporation. Mr. Heyn, in conjunction with other individuals associated with Tritaurian Capital, is the beneficial owner of greater than 10% of our ordinary shares in aggregate and is a registered member of Tritaurian Capital, Incorporated, a FINRA member. Tritaurian Capital, Incorporated is not participating in the offering, has not received any compensation from us and has no plans or arrangements to enter into any compensation arrangements with us in the future.

James R. Preissler has served as a member of our advisory board since our inception. Since November 2006, Mr. Preissler has been a managing partner of Panthera Capital Group, an advisory firm for Chinese companies. From July 2008 until February 2010, Mr. Preissler was the chief financial officer, secretary and a director of CS China Acquisition Corp., a Specified Purpose Acquisition Corporation that subsequently merged with a target in China to form Asia Entertainment & Resources Ltd., which is listed on the NASDAQ Stock Market (NASDAQ: AERL). Mr. Preissler has served as an independent director to Asia Entertainment & Resources Ltd. since its merger in February 2010. From November 2004 until November 2006, Mr. Preissler served as the chief financial officer and secretary for China Unistone Acquisition Corp., Specified Purposed Acquisition Corporation that subsequently merged with a target in China to form Yucheng Technologies (NASDAQ: YTEC), a provider of financial technologies and solutions to banks in China. Mr. Preissler has served as an investment advisor to Yucheng Technologies since its merger in November 2006. From March 2003 until September 2005, Mr. Preissler served as the associate director of research for Majestic Research, a New York-based independent research boutique firm focused on proprietary research for hedge funds and institutional investors. From March 2002 to February 2003, he served as a head of the digital media research group of Investec, an investment bank specializing on mid-cap growth companies in the United States and Europe. Mr. Preissler received a Bachelor of Arts degree from Yale University and currently holds Series 7, 24, 63, and 79 securities licenses. Mr. Preissler is also the chief financial officer and a director of S.E. Asia Emerging Market Co., Ltd., as specified purpose acquisition corporation. Mr. Preissler, in conjunction with other individuals associated with Tritaurian Capital, is the beneficial owner of greater than 10% of our ordinary shares in aggregate and is a registered member of Tritaurian Capital, Incorporated, a FINRA member. Tritaurian Capital, Incorporated is not participating in the offering, has not received any compensation from us and has no plans or arrangements to enter into any compensation arrangements with us in the future.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our initial shareholders purchased 1,150,000 ordinary shares (up to 150,000 of which initial shares will be forfeited by them to the extent that the underwriters do not exercise the over-allotment option in full) for an aggregate consideration of $25,000. In addition, we will issue to certain of our initial shareholders and certain of their designees, in a private placement occurring simultaneously with this offering, an aggregate of 6,600,000 warrants for an aggregate consideration of $2,310,000. We believe that because our officers and directors own such shares, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to BBS Capital Fund, LP and Rampant Dragon, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account. BBS Capital Fund, LP is an affiliate of Berke Bakay, our Executive Chairman. Rampant Dragon, LLC is one of our shareholders. This arrangement was agreed to by BBS Capital Fund, LP and Rampant Dragon, LLC for our benefit and is not intended to provide BBS Capital Fund, LP and Rampant Dragon, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by BBS Capital Fund, LP and Rampant Dragon, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, directors, initial shareholders or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Although we currently anticipate that some members of our management team will remain with us post-business combination, some or all of our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. After a business combination, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders. It is possible that the amount of such compensation will not be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors, and any warrants which they may purchase in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	Unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial shareholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.
•	Our initial shareholders have contractually agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced below $8.16 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our initial shareholders have a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Our initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.
•	We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses. Therefore, our initial shareholders have a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Our initial shareholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, the liquidation of the trust account or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual	Priority/Preference Relative to Lone Oak Acquisition Corporation
BBS Capital Management, LP	Berke Bakay	Mr. Bakay will be required to present all business opportunities which are consistent with the business purpose of BBS Capital Management LLP to BBS Capital Management LLP prior to presenting them to us. However, Mr. Bakay has specifically agreed to present all business opportunities having a value in excess of $25 million to us prior to presenting them to BBS Capital Management. The business purpose of BBS Capital Management LLP is to serve as the investment manager to the BBS Capital Fund, LP. BBS Capital Fund, LP focuses on investments mainly in the United States and in the People’s Republic of China in the consumer discretionary, education and media industries.
Kona Grill, Inc.	Berke Bakay	Mr. Bakay will be required to present all business opportunities which are consistent with the business purpose of Kona Grill, Inc. to Kona Grill, Inc. prior to presenting them to us. The business purpose of Kona Grill, Inc. is to own and operate restaurants in the United States.
YB Gayrimenkul Danismanlik Hizmetleri Ltd.	Baris Merzeci	Mr. Merzeci will be required to present all business opportunities which are consistent with the business purpose of YB Gayrimenkul Danismanlik Hizmetleri Ltd. to YB Gayrimenkul Danismanlik Hizmetleri Ltd. prior to presenting them to us. The business purpose of YB Gayrimenkul Danismanlik Hizmetleri Ltd. is to be a real estate agency.
Yuvatas Insaat San. Tic. A.S.	Can Aydinoglu	Mr. Aydinoglu will be required to present all business opportunities which consistent with the business purpose of Yuvatas Insaat San. Tic. A.S. to Yuvatas Insaat San. Tic. A.S. prior to presenting them to us. The business purpose of Yuvatas Insaat San. Tic. A.S. is to develop real estate.
Besyildiz Yuvatas Insaat San. Tic. Ltd. Sti.	Can Aydinoglu	Mr. Aydinoglu will be required to present all business opportunities which are consistent with the business purpose of Besyildiz Yuvatas Insaat San. Tic. Ltd. Sti. to Besyildiz Yuvatas Insaat San. Tic. Ltd. Sti. prior to presenting them to us. The business purpose of Besyildiz Yuvatas Insaat San. Tic. Ltd. Sti. is to develop real estate.

James Preissler and William B. Heyn, members of our Advisory Board, are registered representatives of Tritaurian Capital, Incorporated which is a FINRA/SEC registered broker/dealer. Tritaurian Capital, Incorporated has not entered into an agreement with us pursuant to which they would agree to present any business opportunities to us prior to presenting them to Tritaurian Capital, Incorporated. Should any conflict arise, it is likely to be resolved in favor of Tritaurian Capital, Incorporated.

If we hold a shareholder vote, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares acquired in this offering or in the aftermarket in favor of a proposed business combination. In addition, our initial shareholders, including all of our officers and directors, have agreed not to tender their securities in such tender offer. In addition, they have waived their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. To further minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any case, we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 4, 2011 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the 6,600,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering(2)		After Offering(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(4)
Berke Bakay(5)	483,750	42.1	420,653	8.4
Baris Merzeci	10,000	*	8,695	*
Can Aydinoglu	10,000	*	8,695	*
BBS Capital Fund, LP(5)	473,750	41.2	411,957	8.2
Hauser Holdings LLC(6)	473,750	41.2	411,957	8.2
Rampant Dragon, LLC(7)	172,500	15.0	150,000	3.0
All directors and executive officers as a group (3 individuals)	503,750	43.8	438,043	8.8

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Lone Oak Acquisition Corporation, Room 1708 Dominion Centre, 43-59 Queen’s Road East, Wanchai, Hong Kong.
(2)	Based on 1,150,000 ordinary shares outstanding immediately prior to this offering, including up to 150,000 ordinary shares held by our initial shareholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full.
(3)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 150,000 ordinary shares held by our initial shareholders.
(4)	Based on 5,000,000 shares outstanding upon consummation of this offering. Does not include (i) 400,000 ordinary shares and 400,000 warrants (and 400,000 ordinary shares underlying such warrants) issuable upon the exercise of the underwriters’ over-allotment option, (ii) 150,000 ordinary shares held by our initial shareholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full, (iii) ordinary shares underlying the insider warrants which will not become exercisable within the next 60 days, (iv) ordinary shares underlying the warrants being issued upon consummation of this offering to our public shareholders which will not become exercisable within the next 60 days, and (v) ordinary shares underlying the underwriters’ unit purchase option which will not become exercisable within the next 60 days.
(5)	The number of ordinary shares beneficially owned by Mr. Bakay consists of ordinary shares beneficially owned by BBS Capital Fund, LP and Berke Bakay, which together are referred to as the “BBS Management Group.” The BBS Management Group has sole voting and dispositive power over all such ordinary shares. The address of BBS Management Group is 4975 Preston Park Boulevard, Suite 775W, Plano, TX 75093.
(6)	Mary Jane Hauser has sole voting and dispositive power over all ordinary shares held by Hauser Holdings LLC. The address of Hauser Holdings LLC is 50 South Sixth Street, Minneapolis, MN 55402. Ms. Hauser is the wife of Richard J. Hauser, one of our Special Advisors.
(7)	The address of Rampant Dragon, LLC is 6416 Santa Rosa Drive, Plano, Texas 75024. William B. Heyn and James R. Preissler, two of our Special Advisors, hold sole voting and dispositive power over the Rampant Dragon, LLC shares.

Immediately after this offering, our initial shareholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our initial shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial shareholders, such individuals will be able to exert substantial influence over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial shareholders will be required to forfeit up to an aggregate of 150,000 ordinary shares. Our initial shareholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. 50% of these shares will not be released from escrow until six months after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. The remaining 50% of these shares will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. Up to 150,000 of the initial shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above. All of the initial shares may be released from escrow earlier than as described above if within that time period, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Our initial shareholders have agreed that they will not transfer or sell any of their initial shares until 30 days after the registration statement covering the resale of the securities underlying the purchase option we will be issuing to EarlyBirdCapital (or its designees) in connection with this offering is declared effective by the SEC.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for (A) pledges to secure the obligations incurred in connection with purchases of our securities, (B) private sales of the shares placed in the escrow account made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (C) transfers to (i) our officer’s and directors, (ii) an entity’s members upon its liquidation, (iii) by bona fide gift to a member of an initial shareholder’s immediate family or to a trust, the beneficiary of which is an initial shareholder or a member of an initial shareholder’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, or (vi) to us for cancellation in connection with the consummation of a business combination, in each case, other than clause (C)(vi), where the transferee agrees to the terms of the escrow agreement). During the escrow period the holders of these shares will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Our initial shareholders have committed to purchase the insider warrants (for a total purchase price of $2,310,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by these purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

CERTAIN TRANSACTIONS

In June 2010, we issued 1,150,000 ordinary shares to the individuals and entities set forth below for $25,000 in cash, at a purchase price of approximately $0.02 share, as follows:

Name	Number of Shares	Relationship to Us
Berke Bakay	10,000	Executive Chairman of our Board of Directors
Baris Merzeci	10,000	Chief Executive Officer and Director
Can Aydinoglu	10,000	Chief Financial Officer and Director
BBS Capital Fund, LP	473,750	Affiliate of Berke Bakay, our Executive Chairman of our Board of Directors
Hauser Holdings LLC	473,750	Shareholder, an entity controlled by Mary Jane Hauser, wife of Richard J. Hauser, one of our Special Advisors
Rampant Dragon, LLC	172,500	Shareholder majority owned by William B. Heyn and James R. Preissler, two of our Special Advisors

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders have agreed to forfeit up to an aggregate of 150,000 ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $1,197,000 for all 150,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

Certain of our initial shareholders have committed, pursuant to written subscription agreements with us and Loeb & Loeb LLP, our counsel, as escrow agent, to purchase the 6,600,000 insider warrants (for a total purchase price of $2,310,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Our initial shareholders will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, BBS Capital Fund, LP, an entity with which Berke Bakay, our Executive Chairman, is affiliated, and Hauser Holdings LLC, an entity with which Richard Hauser, our Special Advisor, is affiliated, have advanced to us $150,000 to cover expenses related to this offering. The loan will be payable without interest on the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We have agreed to pay to BBS Capital Fund, LP and Rampant Dragon, LLC a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. BBS Capital Fund, LP is an affiliate of Berke Bakay, our Executive Chairman. Rampant Dragon, LLC is one of our shareholders. This arrangement was agreed to by BBS Capital Fund, LP and Rampant Dragon, LLC for our benefit and is not intended to provide BBS Capital Fund, LP and Rampant Dragon, LLC compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the payment of an aggregate of $7,500 per month to BBS Capital Fund, LP and Rampant Dragon, LLC, in connection with office space, administrative services and secretarial support rendered to us and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers, directors, initial shareholders or any of their respective affiliates who owned our ordinary shares prior to this offering for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our board of directors (or audit committee if one exists) will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The board of directors (or audit committee) will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the board of directors (or audit committee) with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in either case, we obtain an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital, Inc. that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

Our Amended and Restated Memorandum and Articles of Association authorizes us to issue 50,000,000 ordinary shares, par value $0.001, and 5,000,000 preferred shares, par value $0.001. As of the date of this prospectus, 1,150,000 ordinary shares are outstanding, held by six shareholders of record.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the ordinary shares and warrants be traded separately until (i) we have filed with the SEC a Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) the underwriters’ over-allotment option is exercised in full or expires. We will file a Form 6-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K information indicating if EarlyBirdCapital, Inc. has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with a vote required for a business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the ordinary shares owned by them, including any ordinary shares acquired in this offering or in the aftermarket in favor of a proposed business combination.

We will proceed with the business combination only if public shareholders owning less than 84.7% (or 86.7% if the underwriters exercise their over-allotment option in full) of the total number of shares sold in this offering exercise their redemption rights, regardless of whether, in the event we hold a shareholder vote to approve a business combination, they are voting for or against a proposed business combination (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our Amended and Restated Memorandum and Articles of Association, if we do not consummate a business combination by [•], 2012 [eighteen months from the closing of this offering] or [•], 2013 [twenty-four months from the closing of this offering] if the period of time to complete our business combination has been extended due to the fact that we have executed a letter of intent, memorandum of understanding or definitive agreement for a business combination prior to ________, 2012 [eighteen months from the closing of this offering], the trust account will be liquidated and we will continue to exist as a public shell company. In connection with a tender offer, any shareholder will have the right to redeem such shareholder’s shares for a pro rata share of the trust account (which amount is initially anticipated to be approximately $8.16 per share, or $8.10 if the over-allotment option is exercised in full); provided, however, that we will only redeem such shares if less than 84.7% of public shareholders seek to redeem their shares (provided, however, a potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the minimum amount we are required to have pursuant to our organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with such business combination or requiring us to obtain an alternative source of funding). If 84.7% or more of the public shareholders elect to redeem their shares, we will not complete the business combination and we will continue to hold amounts in escrow until the completion of a business combination or the liquidation of the trust account. While we may allow public shareholders owning up to 84.7% of the total number of shares sold in this offering to exercise their redemption rights, there is no guarantee that the public shareholders will be able to exercise such redemption rights. See the risk factor entitled “Even though we have a redemption threshold of 84.7%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.” Our initial shareholders have waived their rights to share in any distribution with respect to their initial shares and agreed not to tender their shares in connection with any tender offer.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account if the business combination is approved and completed. Public shareholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Warrants

No warrants are currently outstanding. Each warrant underlying the units being offered by this prospectus entitles the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below. The public warrants will be exercisable for cash only if we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if we have not filed with the SEC a registration statement covering the ordinary shares issuable upon exercise of the warrants and a prospectus relating to such ordinary shares by the 12-month anniversary of the consummation of our initial business combination, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the date prior to exercise.

The warrants will be exercisable at any time commencing on the later of (i) one year after the effective date of the registration statement of which this prospectus forms a part and (ii) the consummation of our initial business combination. However, as discussed above, the warrants, excluding the insider warrants, will be exercisable for cash only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire on the earlier of (i) three years from the date on which our initial business combination is consummated at 5:00 p.m., New York City time, (ii) the liquidation of the trust account if we have not completed a business combination within the required time periods and (iii) their redemption.

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the original purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

We may call the warrants for redemption (excluding the insider warrants but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital, Inc.),

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $10.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and
•	if, and only if, there is a current registration statement in effect (and a prospectus is available for use) with respect to the ordinary shares underlying such warrants at least five business days prior to our notice of redemption and for the entire 30-day notice period referred to above (including the date of redemption).

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and/or the number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No public warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise and the market for the warrants may be limited. However, if we have not filed with the SEC a registration statement covering the ordinary shares issuable upon exercise of the warrants and a prospectus relating to such ordinary shares by the 12-month anniversary of the consummation of our initial business combination, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act. We do not believe that such an exemption is currently available.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to EarlyBirdCapital, Inc., the representative of the underwriters, an option to purchase up to a total of 400,000 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  Cayman Islands Corporate law has recently been amended to simplify mergers and consolidations where two or more companies are being formed into a single entity. Cayman Islands companies may merge or consolidate with other foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation, however the surviving company must be a Cayman Islands company.

Under the new rules a merger or consolidation plan is proposed by the directors of the merging companies and must be authorized by each company by way of: (i) a shareholder resolution approved by a majority in number, and representing three-quarters in value of the shareholders voting together as one class; and (ii) if the shares to be issued in the surviving company are to have the same rights and economic value as those in the merging company, a special resolution of the shareholders voting together as one class. Creditors must be asked approve the merger although application can be made to the Grand Court of the Cayman Islands to proceed notwithstanding a dissenting creditor. If the merger plan is approved it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate formalizing the merger or consolidation. The surviving entity remains active while the other company or companies are automatically dissolved. Unless the shares of such shareholder are publicly listed or quoted, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement”. We do not anticipate the use of a scheme of arrangement because a business combination can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. In the event that a business combination is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction ought not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

In a scheme of arrangement a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Amended and Restated Memorandum and Articles of Association

Our Amended and Restated Memorandum and Articles of Association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	the right of public shareholders to exercise redemption rights and surrender their shares in lieu of participating in a proposed business combination;
•	a prohibition against completing a business combination if 84.7% or more of our public shareholders exercise their redemption rights, regardless of whether they are voting for or against a proposed business combination;
•	a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 18 months after the closing of this offering, or 24 months if the period to complete our business combination has been extended;
•	limitation on shareholders’ rights to receive a portion of the trust account; and
•	the separation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our Amended and Restated Memorandum and Articles of Association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (Revised) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,000,000 ordinary shares outstanding, or 5,750,000 shares if the over-allotment option is exercised in full. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K (or Form 6-K) reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 (or Form 20-F) type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will not be able to sell their initial shares freely without registration until one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Following this one year time period, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 50,000 shares immediately after this offering (or 57,500 if the over-allotment option is exercised in full); and
•	if the ordinary shares are listed on a national securities exchange, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, ordinary shares and warrants, which are sometimes referred to collectively, or individually, as our “securities,” covered by this prospectus is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon us or our shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of our securities. However, an instrument transferring title to our securities, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on our securities or our debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our security holders or a payment of principal or interest or other sums due under a debenture or other obligation.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our securities covered by this prospectus. Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants also should apply to the holders of units (as the deemed owners of the ordinary shares and warrants underlying the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such a beneficial owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder of our securities based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5% or more of our voting shares;
•	persons that acquired our securities pursuant to the exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) in respect of our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND

DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price of a Unit and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. Federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to the ordinary share and the warrant generally will be the holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our ordinary shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that a holder’s entitlement to receive payments upon exercise of the holder’s redemption right in excess of the holder’s initial tax basis in our ordinary shares as described above will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Cash Distributions Paid on Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), although we do not intend to calculate such earnings and profits. Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s adjusted tax basis in its ordinary shares (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, such dividends may be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate

(see “— Taxation on the Disposition of Ordinary Shares and Warrants,” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. Under published IRS authority, our ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board (the only exchange on which our ordinary shares are currently anticipated to be quoted and traded). Accordingly, any cash dividends paid on our ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the warrants) as a result of a distribution of cash to the holders of our ordinary shares, which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Cash Distributions Paid on Ordinary Shares,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a distribution in connection with our liquidation or a redemption of our ordinary shares, as described in “— Taxation on the Redemption of Ordinary Shares,” below, or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant,” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Taxation on the Redemption of Ordinary Shares

In the event that a U.S. Holder elects to (i) tender its shares in connection with a tender offer or (ii) sell its shares to us, if we use a portion of the trust account to purchase shares in open market transactions, the amounts received on any such redemption of shares generally will be treated for U.S. federal income tax purposes as payments in consideration for the sale of our ordinary shares, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Cash Distributions Paid on Ordinary Shares,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption), and (iii) the redemption does not result in a “complete termination” of the U.S. holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our shares and its percentage ownership (including constructive ownership and taking into account the effect of redemptions by other shareholders) in us is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its ordinary shares.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. A U.S. Holder that exercises a warrant other than by paying the exercise price in cash should consult its own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, each as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held such warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election with respect to such shares. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon exercise of the warrants by the gain recognized and also will have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, with respect to such shares and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be quoted on the OTC Bulletin Board, they may not currently qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder otherwise were deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose certain information about our U.S. Holders. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital, Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.
Total	4,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, Washington, D.C., Florida, Georgia, Hawaii, Illinois, Indiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the ordinary shares and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Canada

Resale Restrictions

We intend to distribute our securities in the Provinces of [•  ], [•  ], [•  ], Canada (the “Canadian Offering Jurisdictions”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;
•	where required by law, that the purchaser is purchasing as principal and not as agent;
•	the purchaser has reviewed the text above under Resale Restrictions; and
•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Quotation of Securities

We anticipate that the units (and ordinary shares and warrants once they become separable) will be quoted on the OTC Bulletin Board under the symbols [•], [•] and [•] following this offering. We do not anticipate applying for listing of our securities on any stock exchange, including the Shanghai Stock Exchange, until consummation of our business combination. Following the date the ordinary shares and warrants become eligible to trade separately, they will be quoted separately and included in the units on the OTC Bulletin Board. Prior to the date of this prospectus, market makers interested in making a market in our securities will submit their Forms 211 to the OTC Bulletin Board. EarlyBirdCapital, Inc. will not be making a market in our securities. Once the SEC declares the registration statement, of which this prospectus forms a part, effective, the Forms 211 should be approved and the units will commence quotation on the OTC Bulletin Board. Although we do not anticipate having any difficulty meeting the requirements of the OTC Bulletin Board, approval for quotation on the OTC Bulletin Board is not guaranteed and we cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board following this offering. The principal requirement to remain eligible for quotation on the OTC Bulletin Board is that at least one broker-dealer makes a market in an issuer’s securities and such issuer remains current in its filings with the SEC or applicable regulatory authority.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[•] per unit and the dealers may reallow a concession not in excess of $[•] per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 600,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$8.00	$32,000,000	$36,800,000
Discount	$0.28	$1,120,000	$1,288,000
Proceeds before expenses	$7.72	$30,880,000	$35,512,000

(1)	The offering expenses are estimated at $300,000.

We have also agreed to reimburse the representative of the underwriters for up to $15,000 of its counsel fees and disbursements incurred in registering the offering with the Financial Industry Regulatory Authority and up to $10,000 of the costs of undertaking a due diligence background search on our officers and directors.

No discounts or commissions will be paid on the sale of the insider warrants.

Advisor Fee

We have engaged the representative as an advisor and investment banker in connection with our initial business combination to provide us with assistance in negotiating and structuring the terms of our initial business combination. We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay the representative a cash fee for such services upon the consummation of our initial business combination in an amount equal to $1,120,000 (exclusive of any applicable finders’ fees which might become payable to the representative by us for finding a target business for us).

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 400,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the effective date of the registration statement, of which this prospectus is a part. The option and the 400,000 units, the 400,000 ordinary shares and the 400,000 warrants underlying such units, and the 400,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders “piggy back” rights for periods of seven years from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. Additionally, we have agreed to use our best efforts to file a registration statement which registers for resale the securities underlying this purchase option within 120 days of our consummation of an initial business combination and to use our best efforts to maintain the effectiveness of such registration statement until all such securities have been sold. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted EarlyBirdCapital, Inc. an option to act as co-manager or co-placement agent in connection with any public or private sale of debt or equity securities (excluding securities issuances to our employees) of our company or any subsidiary or successor of ours commencing on the date on which we consummate our initial business combination and terminating on the three-year anniversary of the effective date of the registration statement of which this prospectus forms a part. Pursuant to this option, we have agreed that EarlyBirdCapital, Inc. shall be entitled to receive at least 20% of the discounts and/or commissions paid by us in connection with any such sale. If EarlyBirdCapital, Inc. is entitled to a fee pursuant to this arrangement of $250,000 or more, EarlyBirdCapital, Inc. has agreed to purchase, at its expense, independent research coverage for us, or, at EarlyBirdCapital, Inc.’s option, reduce its fee by $25,000 so that we may purchase such independent research coverage on our own.

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against any liabilities, including civil liabilities under the Securities Act, arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, contained in (i) this prospectus or the registration statement of which this prospectus forms a part, (ii) any post-effective amendment or amendments or any new registration statement and prospectus relating to any of our securities described in this prospectus or (iii) any application or other document or written communication executed by us or based upon written information furnished by us in any jurisdiction in order to qualify the units under the securities laws thereof or filed with the SEC or any other regulatory agency, unless the information was furnished by the underwriters. We may also be required to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York is acting as U.S. counsel for us in connection with this offering. Legal matters as to Cayman Islands’ law, as well as the validity of the securities offered in this prospectus, will be passed upon for us by Conyers Dill & Pearman. Graubard Miller is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Lone Oak Acquisition Corporation (a company in the development stage) as of October 4, 2010 and for the period from June 17, 2010 (inception) through October 4, 2010, appearing in this prospectus and registration statement, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of Lone Oak Acquisition Corporation (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements) thereon, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Lone Oak Acquisition Corporation:

We have audited the accompanying balance sheet of Lone Oak Acquisition Corporation (a company in the development stage) (the “Company”) as of October 4, 2010, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 17, 2010 (inception) through October 4, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lone Oak Acquisition Corporation (a company in the development stage), as of October 4, 2010, and the results of its operations and its cash flows for the period from June 17, 2010 (inception) through October 4, 2010 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of October 4, 2010 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

New York, New York
February 17, 2011, except for Notes 2 and 7 as to which the date is March 4, 2011

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

BALANCE SHEET

October 4, 2010
ASSETS
Current Asset – Cash	$97,562
Deferred offering costs associated with proposed public offering	164,190
Total assets	$261,752
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses	$100,440
Notes payable to shareholders	150,000
Total current liabilities	250,440
COMMITMENTS
SHAREHOLDERS’ EQUITY
Ordinary shares, $0.001 par value
Authorized 50,000,000 shares; issued and outstanding 1,150,000 shares(1)	1,150
Additional paid-in capital	23,850
Accumulated deficit during the development stage	(13,688)
Total shareholders’ equity	11,312
Total liabilities and shareholders’ equity	$261,752

(1)	Includes an aggregate of 150,000 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full (Note 7).

The accompanying notes are an integral part of these financial statements.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

STATEMENT OF OPERATIONS

For the Period from June 17, 2010 (Inception) to October 4, 2010
Formation and operating costs	$(13,688)
Net loss	$(13,688)
Weighted average shares outstanding – basic and diluted(1)	1,000,000
Basic and diluted net loss per share	$(0.01)

(1)	Excludes an aggregate of 150,000 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full (Notes 3 and 7).

The accompanying notes are an integral part of these financial statements.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from June 17, 2010 (Inception) to October 4, 2010

	Ordinary Shares(1)		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity
	Shares	Amount
Ordinary shares issued June 17, 2010 (inception) at $0.02 per share for cash	1,150,000	$1,150	$23,850	$—	$25,000
Net loss	—	—	—	(13,688)	(13,688)
Balance at October 4, 2010	1,150,000	$1,150	$23,850	$(13,688)	$11,312

(1)	Includes an aggregate of 150,000 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full (Note 7).

The accompanying notes are an integral part of these financial statements.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

STATEMENT OF CASH FLOWS

For the Period from June 17, 2010 (Inception) to October 4, 2010
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(13,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities
Net cash used in operating activities	(13,688)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of ordinary shares to initial shareholders	25,000
Proceeds from notes payable to shareholders	150,000
Payment of deferred offering costs	(63,750)
Net cash provided by financing activities	111,250
NET (DECREASE) INCREASE IN CASH	97,562
CASH, Beginning	—
CASH, Ending	$97,562
Supplemental schedule of non-cash financing activity:
Increase in accrual for offering costs	$100,440

The accompanying notes are an integral part of these financial statements.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

Lone Oak Acquisition Corporation (the “Company”) was incorporated in the Cayman Islands on June 17, 2010 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses, or control of such operating business, or businesses, through contractual arrangements.

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”),

At October 4, 2010, the Company had not yet commenced any operations. All activity through October 4, 2010 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company is considered to be a development stage company and as such, the financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,000,000 units (“Units”) (or 4,600,000 if the underwriters’ over-allotment option is exercised in full) which is discussed in Note 3 (“Proposed Public Offering”) and the sale of 6,600,000 warrants at a price of $0.35 per warrant in a private placement to certain of the members of management of the Company (“Insider Warrants”) which is described in Note 6. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and Insider Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that at least $8.16 per unit sold (or $8.10 if the over-allotment option is exercised in full) in the Proposed Public Offering and Insider Warrants will be held in a trust account (“Trust Account”) and invested in United States treasuries having a maturity of 180 days or less until the earlier of (i) the consummation of its first Business Combination, (ii) the Company’s failure to consummate a Business Combination within the prescribed time and (iii) the Common Stock trades at or below $7.75 per share, subject to certain criteria discussed below. In the event that the Common Stock trades at or below $7.75 per share, there will be released from the Trust Account amounts necessary for the Company to purchase up to 50% of the shares sold in the offering (2,000,000 shares, or 2,300,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the effective date of the registration statement (the “Effective Date”) and ending on the date on which the Company announces the Business Combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan entered into by the Company immediately prior the Effective Date which requires the Company to maintain a limit order for the shares at $7.75 per share during the purchase period until the maximum number of shares have been purchased. It is intended that purchases will comply with the technical requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, although purchases may not actually be effected under Rule 10b-18. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the initial shareholders have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations  – (continued)

can be no assurance that they will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as for any amounts that are necessary to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide shareholders who acquired shares in the Proposed Public Offering (“Public Shareholders”) with the opportunity to redeem their Public Shares for a pro rata share of the Trust Account. In the event that shareholders owning 84.7% (or 86.7% if the over-allotment option is exercised in full) or more of the shares sold in the Proposed Public Offering exercise their redemption rights described below (provided, however, a potential target may make it a closing condition to the Business Combination that the Company have a certain amount of cash in excess of the minimum amount the Company is required to have pursuant to its organizational documents available at the time of closing, effectively reducing the redemption threshold in connection with the Business Combination or requiring the Company to obtain an alternative source of funding), and solely if the Company seeks a vote of its shareholders in connection with a Business Combination, a majority vote against the Business Combination, the Business Combination will not be consummated. The Memorandum and Articles of Association of the Company provide that a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from voting rights with respect to an aggregate of more than 10% of the ordinary shares sold in the Proposed Public Offering (but only with respect to the amount over 10% of the ordinary shares sold in the Proposed Public Offering). Accordingly, all shares sold in the Proposed Public Offering beneficially owned by a Public Shareholder (or Shareholders if they are acting in a group) in excess of 10% shall be voted by the Company’s management in favor of a Business Combination. A “group” will be deemed to exists if Public Shareholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group. All of the Company’s shareholders prior to the Proposed Public Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have waived any redemption rights they may have in connection with the Business Combination.

With respect to a Business Combination which is consummated, any Public Shareholder can demand that the Company redeem his or her ordinary shares. Public Shareholders seeking redemption will have his or her shares redeemed for a pro rata share of the Trust Account (initially anticipated to be approximately $8.16 per share). Accordingly Public Shareholders holding up to 3,387,999 (or 3,988,199 if the over-allotment option is exercised in full) of the aggregate number of shares owned by all Public Shareholders may seek redemption of their shares in the event of a Business Combination.

The Company’s Memorandum and Articles of Association will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 18 months from the consummation of the Proposed Public Offering or 24 months from the consummation of the Proposed Public Offering if a definitive agreement has been executed within 18 months after the consummation of this offering and a Business Combination has not been consummated within such 18 month period. If the Company has not completed a Business Combination by such date, the Company will liquidate and distribute its remaining assets, including the Trust Fund, to the Public Shareholders. In the event of a liquidation, the Public Shareholders will be entitled to receive their pro rata share of the assets available for distribution (including Trust Fund assets, initially anticipated to be approximately $8.16 per share, plus any pro rata interest earned on the Trust Fund not previously released to the Company). Subsequent to any liquidation, the Company shall continue as a shell company without the aforementioned voting safeguards applicable to it prior to the liquidation, subject to any applicable security laws and the corporate laws of the jurisdiction of incorporation.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financials statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the Cayman Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are not significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 17, 2010, the evaluation was performed for upcoming 2010 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such times as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 17, 2010 (inception) through October 4, 2010. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture (Note 7).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through March 4, 2011, require potential adjustment to or disclosure in the financial statements and has concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements, except as discussed in Note 7.

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 4,000,000 units at a proposed offering price of $8.00 per unit (plus up to an additional 600,000 units solely to cover over-allotments, if any). Each unit consists of one ordinary share in the Company and one Redeemable Ordinary Share Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase one ordinary share at a price of $5.00 commencing on the later of our completion of a Business Combination and one year from the effective date of the Proposed Public Offering and expiring three years from the completion of a Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days notice (“30-Day Redemption Period”) while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $10.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption (“Redemption Notice”) is given, provided that a current registration statement is in effect (and a prospectus is available for use) with respect to the ordinary shares underlying such warrants at least five business days prior to the Redemption Notice and for the entire 30-Day Redemption Period (including the date of redemption). If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. However, if the Company has not filed with the SEC a registration statement covering the ordinary shares issuable upon exercise of the Warrants and a prospectus relating to such ordinary shares by the 12-month anniversary of the consummation of the Initial Business Combination, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when the Company has failed to maintain an effective registration statement, exercise warrants on a cashless basis, provided that such cashless exercise is exempt from the registration requirements of the Securities Act. The Company does not believe that such an exemption is currently available.

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering. The Company will also issue a unit purchase option, for $100, to EarlyBirdCapital, Inc. (“EBC”) or its designees to purchase 400,000 units at an exercise price of $8.80 per unit. The units issuable upon exercise of this option are identical to the units being offered in the Proposed Public Offering, with the exception of containing a provision for cashless exercise by EBC. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,486,000 ($3.72 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 54.1%, (2) risk-free interest rate of 2.625% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Notes Payable to Shareholders

The Company issued, in aggregate, $150,000 principal amount of unsecured promissory notes to certain officers and Initial Shareholders on September 15, 2010. The notes are non-interest bearing and are payable on the earlier of September 15, 2011 or the consummation of the Proposed Public Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount.

Note 6 — Commitments

The Company presently occupies office space provided by an affiliate of the Company’s Executive Chairman and by an affiliate of the Company’s Special Advisors. Such affiliates have agreed that, until the Company consummates a Business Combination, they will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliates an aggregate of $7,500 per month for such services commencing on the effective date of the Proposed Public Offering.

Pursuant to letter agreements that will be executed prior to the consummation of the Proposed Public Offering with the Company and the underwriter, the Initial Shareholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Certain of the Initial Shareholders of the Company have committed to purchase 6,600,000 Insider Warrants at $0.35 per warrant (for an aggregate purchase price of $2,310,000) from the Company. These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from these purchases will be placed in the Trust. The Insider Warrants to be purchased by such purchasers will be identical to the warrants underlying the Units being offered in the Proposed Public Offering except that: (i) the Insider Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act, (ii) the Insider Warrants will be non-redeemable and (iii) the Insider Warrants are exercisable on a “cashless” basis, in each case, if held by the initial holders or permitted assigns. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The Initial Shareholders and the holders of the Insider Warrants (or underlying ordinary shares) will be entitled to registration rights with respect to their founding shares and Insider Warrants (or underlying ordinary shares) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business

Lone Oak Acquisition Corporation
(A Company In the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments  – (continued)

Combination. In addition, the Initial Shareholders and holders of the Insider Warrants (or underlying ordinary shares) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its initial Business Combination to provide it with assistance in negotiating and structuring the terms of its initial Business Combination. The Company will pay EBC a cash fee of $1,120,000 for such services upon the consummation of its initial Business Combination.

Note 7 — Shareholders’ Equity

On October 4, 2010 the Company was authorized to issue 50,000,000 shares with a par value of $0.001 per share. On March 4, 2011 the Company’s shareholders approved an amendment to the Company’s Memorandum of Association increasing the number of shares authorized to 55,000,000.

Ordinary Shares

In connection with the organization of the Company, on June 17, 2010, a total of 1,150,000 shares of the Company’s ordinary shares were sold to the Initial Shareholders at a price of $0.0217 per share for an aggregate of $25,000.

The number of ordinary shares held by the Initial Shareholders that will be subject to forfeiture by such shareholders, if the over-allotment option is not exercised in full by the Underwriter, is 150,000 shares in order to maintain 20% of the Company’s issued and outstanding shares after the Proposed Public Offering.

Preferred Shares

On March 4, 2011, the Company’s shareholders approved an amendment to the Company’s Memorandum of Association authorizing the issuance of up to 5,000,000 preferred shares with a par value of $0.001 and such designation as may be determined by the Board of Directors of the Company from time to time.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$32,000,000

LONE OAK ACQUISITION CORPORATION

4,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

      , 2011

Through and including       , 2011 [the 90th day after the date of this offering], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act, each of whom are accredited investors under Rule 501 of the Securities Act:

Shareholders	Number of Shares
Berke Bakay	10,000
Baris Merzeci	10,000
Can Aydinoglu	10,000
BBS Capital Fund, LP	473,750
Hauser Holdings LLC	473,750
Rampant Dragon, LLC	172,500

Such shares were issued on June 17, 2010 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.02 per share.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
1.2	Merger and Investment Banking Agreement.†
3.1	Form of Amended and Restated Memorandum and Articles of Association.†
4.1	Specimen Unit Certificate.†
4.2	Specimen Ordinary Share Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.†
4.5	Form of Representative’s Unit Purchase Option.†
5.1	Opinion of Conyers Dill & Pearman, Cayman Island counsel to the Registrant.†
5.2	Opinion of Loeb & Loeb LLP.†
10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Initial Shareholders.†
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.†
10.3	Form of Share Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.†
10.4	Promissory Note issued to BBS Capital Fund, L.P. and Hauser Holdings LLC.†
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders.†
10.6	Form of Warrant Purchase Agreement among the Registrant, Loeb & Loeb LLP and each of the Initial Shareholders.†
10.7	Form of Letter Agreement between BBS Capital Fund, LP, Rampant Dragon, LLC and the Registrant regarding administrative support.†
10.8	Form of 10b5-1 Trading Plan between the Registrant and Morgan Stanley Smith Barney, LLC.†
10.9	Application for Shares by and between the Registrant and Can Aydinoglu.†
10.10	Application for Shares by and between the Registrant and BBS Capital Fund, LP.†
10.11	Application for Shares by and between the Registrant and Berke Bakay.†
10.12	Application for Shares by and between the Registrant and Hauser Holdings LLC.†
10.13	Application for Shares by and between the Registrant and Baris Merzeci.†
10.14	Application for Shares by and between the Registrant and Rampant Dragon, LLC.†
23.1	Consent of Marcum LLP.
23.2	Consent of Conyers Dill & Pearman, Cayman Island counsel to the Registrant (included in Exhibit 5.1).
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).†
24	Power of Attorney (included on signature page of this Registration Statement).†
99.1	Undertaking as to Tax Concessions.†

†	Previously filed.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Istanbul, Turkey, on the 16th day of March, 2011.

By: /s/ Baris Merzeci Name: Baris Merzeci Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Berke Bakay Berke Bakay	Executive Chairman of the Board	March 16, 2011
/s/ Baris Merzeci Baris Merzeci	Chief Executive Officer and director (principal executive officer)	March 16, 2011
* Can Aydinoglu	Chief Financial Officer and director (principal accounting and financial officer)	March 16, 2011
*By: /s/ Berke Bakay Berke Bakay Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lone Oak Acquisition Corporation, has signed this registration statement or amendment thereto in Plano, Texas on March 16, 2011.

Authorized U.S. Representative
By: /s/ Berke Bakay Name: Berke Bakay